UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
MRC GLOBAL INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GORBEL
4000 LBS. CAPACITY

MRC GLOBAL

2025

Notice of Virtual

Annual Meeting of Stockholders

& Proxy Statement

2025 Virtual Meeting of Stockholders Online Meeting Only – No Physical Meeting Location

April 17, 2025

Dear Fellow Stockholders:

As chair of MRC Global’s Board of Directors, I am proud of the Company’s strong commitment to its investors, customers, employees and sound governance. On behalf of the Board of Directors, I thank you for your investment in our Company and your continued support.

We are pleased to invite you to the 2025 Annual Meeting of Stockholders that will be conducted virtually on Thursday, May 29, 2025, starting at 10:00 a.m. Houston, Texas time. Stockholders will be able to listen, vote and submit questions from any remote location with internet connectivity. A notice of the meeting and a Proxy Statement containing information about the matters to be acted upon are attached to this letter. Information on how to participate in this year’s virtual meeting can be found on page 1 of the Proxy Statement.

The Board of Directors, upon the recommendation of an independent special committee of the Board, authorized and approved, and the Company entered into, a Preferred Stock Repurchase Agreement on October 14, 2024 with Mario Investments, LLC. Pursuant to the Repurchase Agreement, the Company purchased all of the outstanding 363,000 shares of the Company’s 6.50% Series A Convertible Perpetual Preferred Stock. In connection with the transaction, Henry Cornell, a member of the Board affiliated with Mario, gave notice of his retirement from the Board effective as of the date of the 2025 Annual Meeting of Shareholders. We want to thank Henry for his many years of contribution to the Company and wish him the best in all of his future endeavors.

Thank you for being a stockholder and for the trust and continued interest you have in MRC Global Inc.

Best regards,

/s/ Deborah G. Adams

Deborah G. Adams

Board Chair

Notice of 2025 Annual Meeting of Stockholders

Date and Time

Thursday, May 29, 2025

10:00 am Houston, Texas time

Virtual Only Meeting

No physical meeting location; See Voting Instructions for Stockholders on page 1 of the Proxy Statement.

Items to be Voted On

1.	Election of 8 Company director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, David A. Hager, Ronald L. Jadin, Dr. Anne McEntee, Robert J. Saltiel, Jr., and Daniel B. Silvers

2.	Consider and act upon an advisory approval of a non-binding resolution approving the Company’s named executive officer compensation.

3.	Recommend, on an advisory basis, the frequency of an advisory vote on executive compensation.

4.	Consider and act upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2025.

5.	Act on any other business that may properly come before the Annual Meeting or any reconvened meeting after adjournment.

How to Vote in Advance

Your vote is very important. Even if you intend to be present virtually at the Annual Meeting, please promptly vote in one of the following ways so that your shares may be represented and voted at the Annual Meeting:

Advance Voting Methods

Telephone – You can vote your shares by calling 800.652.VOTE (8683).

Internet – Follow online instructions on your Proxy Card and vote at www.investorvote.com/MRC

Mail – Complete, sign, date and return your proxy card or voting instruction form.

Notice

We mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) on or about April 17, 2025.

MRC Global’s Proxy Statement and 2024 Annual Report for the fiscal year ended December 31, 2024, are available at www.edocumentview.com/MRC.

Who Can Vote?

You can vote at the Annual Meeting if you were a holder of record of the Company’s common stock at the close of business on April 8, 2025.

Changes to Board Composition

Henry Cornell gave notice of his retirement from the Board effective as of the date of the 2025 Annual Meeting of Shareholders pursuant to the Preferred Stock Repurchase Agreement entered into on October 14, 2024.

Voting Instructions

If you plan to participate in the 2025 Annual Meeting of Stockholders, please see the instructions on page 1 of the Proxy Statement.

Voting by telephone, internet or returning your proxy card or voting instruction form in advance of the 2025 Annual Meeting of Stockholders does not deprive you of your right to attend the meeting.

By Order of the Board of Directors,

/s/ Daniel J. Churay

Daniel J. Churay

Executive Vice President – Corporate Affairs,

General Counsel and Corporate Secretary

April 17, 2025

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, Texas 77010

i	2025 Proxy Statement

ii	2025 Proxy Statement

INSTRUCTIONS FOR THE ANNUAL MEETING

Our 2025 Annual Meeting of Stockholders, or the “Annual Meeting”, will be a completely virtual meeting. There will be no physical meeting location.

How Can I Participate in the Annual Meeting?

To access the virtual only Annual Meeting please click the Virtual Shareholder Meeting link or type meetnow.global/MZYXMQP into your computer’s browser window. To log into the virtual meeting you have two options: Join as a “Guest” or Join as a “Shareholder”.

●	Join as a “Shareholder”:

Stockholders that desire either or both to ask questions at the Annual Meeting or vote during the Annual Meeting should join as a “Shareholder”. Registered and beneficial stockholders may join as a “Shareholder”. If you join as “Shareholder”, you will be required to have a control number.

Registered Stockholders: If you were a registered stockholder as of the close of business on the record date for the Annual Meeting, April 8, 2025 (the “Record Date”), and have your control number, you may use this control number. This control number can be found on your proxy card, notice or e-mail that registered stockholders receive. Registered stockholders who have not yet voted or wish to change a vote may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Beneficial Stockholders: If you hold your shares through an intermediary, such as a bank or broker, you are a beneficial stockholder and must register in advance to attend the Annual Meeting as a “Shareholder”. To register you must submit proof of your proxy power (legal proxy) reflecting your MRC Global Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Thursday, May 22, 2025. You will receive a confirmation email from Computershare of your registration.

By mail:

Requests for beneficial stockholder registration should be directed to Computershare at the following address:

Computershare

MRC Global Inc. Legal Proxy

P. O. Box 43001

Providence, RI 02940-3001

OR

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com. If you do not have your control number, you may not attend or ask questions at the virtual meeting as a “Shareholder”.

The list of our registered stockholders as of the close of business on the Record Date will be available online for inspection by “Shareholders” during the meeting.

●	Join as a Guest:

Either guests or stockholders may join as a “Guest”. Guests and stockholders that join as a “Guest” will be able to listen to the Annual Meeting but will be unable to ask questions, vote shares during the meeting or change previous votes cast prior to the meeting.

1	2025 Proxy Statement

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

In this Proxy Statement, we present certain financial measures that deviate from measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not necessarily better than the nearest GAAP measure but provide additional information as described below. For more complete information on the 2024 financial and operating performance of MRC Global Inc. (“MRC Global”, the “Company”, “we”, “us” or “our”), please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and can be found on the internet at www.edocumentview.com/MRC. This annual report provides a complete reconciliation of certain of the non-GAAP measures as described below.

Adjusted EBITDA. In December 2024, the Company entered into an agreement to sell its Canadian operations to Emco Corporation and, accordingly, classified these operations as discontinued operations. However, the Company’s 2024 short-term incentive plan utilized an Adjusted EBITDA measure that included these Canadian operations before their reclassification as discontinued operations. Therefore, this proxy statement presents Adjusted EBITDA that includes the Canadian operations, which differs from the presentation in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K.

Adjusted EBITDA is a non-GAAP financial measure, and we define Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and certain other expenses, including non-cash expenses (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments, long-lived asset impairments, including goodwill and intangible assets), inventory-related charges incremental to normal operations and plus or minus the impact of our last-in, first-out (“LIFO”) inventory costing methodology. We believe Adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We believe that net income is the financial measure calculated and presented in accordance with GAAP that is most directly comparable

2	2025 Proxy Statement

to Adjusted EBITDA. See the following table for a detailed reconciliation of net income to Adjusted EBITDA.

	($ in millions)
	Year Ended December 31,
	2022	2023	2024

Net income	$75	$114	$55

Income tax expense	35	39	23

Interest expense	24	32	26

Depreciation and amortization	18	19	22

Amortization of intangibles	21	21	19

Facility closures	—	—	1

Severance and restructuring	1	—	2

Loss on sale of Canada	—	—	22

Non-recurring IT related professional fees	—	1	1

Increase (decrease) in LIFO reserve	66	2	(2)

Equity-based compensation expense	13	14	16

Customer settlement	—	3	—

Activism response legal and consulting costs	—	1	4

Asset disposal	—	1	1

Write off of debt issuance costs	—	—	1

Transaction costs	—	—	1

Non-recurring other legal & consulting costs	—	—	1

Foreign currency losses	8	3	7

Adjusted EBITDA	$261	$250	$200

Adjusted Gross Profit. Adjusted gross profit is a non-GAAP financial measure. We define adjusted gross profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles plus inventory-related charges incremental to normal operations, and plus or minus the impact of our LIFO inventory costing methodology. We present adjusted gross profit because we believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. We use adjusted gross profit as a key performance indicator in managing our business. We believe that gross profit (which excludes our Canadian operations, which is in discontinued operations) is the financial measure calculated and

3	2025 Proxy Statement

presented in accordance with GAAP that is most directly comparable to adjusted gross profit. See the following table for a detailed reconciliation of gross profit to adjusted gross profit.

	($ in millions)
	Year Ended December 31,
		% of		% of		% of
	2022	Revenue*	2023	Revenue	2024	Revenue*

Gross profit, as reported	$584	18.3%	$670	20.5%	$620	20.6%

Depreciation and amortization	18	0.6%	19	0.6%	21	0.7%

Amortization of intangibles	21	0.7%	21	0.6%	19	0.6%

Increase (decrease) in LIFO reserve	66	2.1%	2	0.1%	(2)	-0.1%

Transaction costs	—	0.0%	—	0.0%	1	0.0%

Adjusted Gross Profit	$689	21.6%	$712	21.8%	$659	21.9%

*	Does not foot due to rounding

Net Debt. Net debt and related leverage metrics may be considered non-GAAP measures. We define net debt as total long-term debt, including the current portion, minus cash. We define our net leverage ratio as net debt divided by Adjusted EBITDA. We believe net debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the net leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. We believe total long-term debt (including the current portion) is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to net debt.

The following table reconciles total long-term debt (including the current portion), as derived from our consolidated financial statements, with net debt (in millions) and shows the calculation of our net leverage ratio:

	($ amounts in millions)
	Year Ended December 31,
	2022	2023	2024

Long-term debt, net	$337	$9	$384

Plus: current portion of debt	3	292	3

Total debt	340	301	387

Less: Cash	32	131	63

Net Debt	$308	$170	$324

Adjusted EBITDA	$261	$250	$200

Net leverage ratio (net debt : adjusted EBITDA)	1.2x	0.7x	1.6x

4	2025 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information on the 2024 financial and operating performance of MRC Global, please review the Form 10-K for the year ended December 31, 2024 that was filed with the SEC and can be found on the internet at www.edocumentview.com/MRC.

Time of Annual Meeting

Thursday, May 29, 2025

10:00 a.m. Houston, Texas time

We will hold a virtual meeting of stockholders. Stockholders may participate virtually by typing meetnow.global/MZYXMQP into your computer’s browser window. Please see Instructions for the virtual Annual Meeting on page 1 of this Proxy Statement.

Voting Matters

Stockholders are being asked to vote on the following matters at the 2025 Annual Meeting of Stockholders:

		Page

Item I	The election of 8 Company director nominees:	23

	Board Recommendation: FOR each of the Company’s nominees

Item II	Approval, on an advisory basis, of the Company’s Named Executive Officer Compensation	64

	Board Recommendation: FOR

Item III	Recommend, on an advisory basis, the frequency of an advisory vote on Executive Compensation	84

	Board Recommendation: VOTE EVERY YEAR (1 Year)

ItemI V	Ratification of the appointment of Ernst & Young LLP as independent auditors for 2025	85

	Board Recommendation: FOR

5	2025 Proxy Statement

  Company Director Nominees

Name	Age at Annual Meeting	Director Since	Professional Background	Independent	Committee Membership & Positions
Deborah G. Adams	64	2017	Former Senior Vice President of Phillips 66	✓	Chair of the Board
Leonard M. Anthony	70	2008	Former CEO of WCI Steel, Inc. & former CFO of Dresser-Rand Group, Inc.	✓	Compensation (Chair) Audit
George J. Damiris	65	2021	Former CEO of HollyFrontier Corporation and Holly Energy Partners	✓	Compensation Governance (Chair)
David A. Hager	68	2024	Former CEO & Executive Chairman of Devon Energy Corporation	✓	Audit Governance
Ronald L. Jadin	64	2021	Former CFO of W.W. Grainger, Inc.	✓	Audit (Chair) Governance
Anne McEntee	54	2022	Managing Director - Asset Management with Wren House Infrastructure Management Ltd., Former CEO of General Electric Company’s Digital Services unit of GE Renewable Energy	✓	Audit Compensation
Robert J. Saltiel, Jr.	62	2021	President & CEO of MRC Global, Former CEO of Key Energy Services, Inc. and Atwood Oceanics, Inc.		CEO
Daniel B. Silvers	48	2024	Managing Member of Matthews Lane Capital Partners LLC Executive Chairman of Winventory LLC	✓	Compensation Governance

In the chart above, “Compensation” refers to the Board’s Compensation & Human Capital Committee, and “Governance” refers to the Board’s Governance & Sustainability Committee.

Key Statistics about our Director Nominees

Independence	CEO Experience	Board Refreshment	Average Tenure
88%	63%	6	4.5 Years
7 of 8 Director Nominees are Independent, including our Board Chair	5 of 8 Director Nominees are Current or Former CEOs	New Directors have been added since 2021

6	2025 Proxy Statement

Governance Highlights

Our Board of Directors (the “Board”) oversees the development and execution of MRC Global’s strategy. Some examples of the robust corporate governance practices and procedures that the Board and MRC Global through its Executive Leadership Team have adopted are listed below.

Board Structure & Governance	✓	Seven of our directors are independent.
	✓	Each of the Audit, Compensation & Human Capital and Governance & Sustainability Committees is comprised entirely of independent directors.
	✓	The directors regularly hold executive sessions at each Board and committee meeting.
	✓	We have a mandatory retirement policy for directors.
	✓	Annually, we review our committee charters and Corporate Governance Guidelines.
	✓	Our non-executive Board Chair is independent and separate from our CEO.
✓

All directors are elected annually based on a plurality of the votes cast in uncontested elections, with a director resignation policy requiring a letter of resignation from a director if a director receives a greater number of “withhold” votes than “for” votes in the director’s election.

	✓	The Board and each committee annually conduct a thorough self-assessment process focused on Board or committee performance, respectively.
	✓	We are committed to Board refreshment. Since 2021, we have added six new independent directors.
	✓	Our Board is committed to diversity of backgrounds, experience and perspectives.
	✓	Our Board and committees actively review risks and oversee risk management, including enterprise, environmental, social, compliance, governance and cyber security risks.
	✓	Our Board is actively engaged in overseeing talent and long-term succession planning for senior leadership and directors.

Corporate Responsibility	✓	We have a comprehensive ethics program with standards of business conduct that help guide and promote good governance, responsible business practices and the highest standards of integrity.
✓

Our Board and its committees oversee management’s implementation of our environmental, social, compliance and governance policies, programs and standards and there is a dedicated Sustainability Leader on the Executive Leadership Team.

Stock Ownership	✓	We have stock ownership guidelines of 5x the annual cash retainer for our nonemployee directors.
	✓	We have stock ownership guidelines of 5x base salary for the CEO and 3x base salary for other named executive officers (“NEOs”).
	✓	We prohibit hedging and pledging of our Company securities by directors and executive officers.

7	2025 Proxy Statement

2024 Financial and Operational Highlights

MRC Global is the leading global distributor of pipe, valves, fittings (“PVF”) and other infrastructure products and services to diversified industries including those in the gas utilities, downstream, industrial and energy transition and production and transmission infrastructure sectors. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our industry groups including the following sectors:

●	Gas Utilities: storage and distribution of natural gas

●	DIET: downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	PTI: production and transmission infrastructure (exploration, production and extraction, gathering, processing and transmission of oil and gas)

Financial and operational highlights from fiscal year 2024 include:

Sales of $3.01 billion, compared to $3.27 billion in 2023	Cash flow provided by operations of $276 million - highest since 2015

   Net income attributable to common stockholders of $26 million

   Adjusted EBITDA* of $200 million, 6.4% of sales

   (both including our Canadian operations, which are now included in discontinued operations)

Gross profit percentage of 20.6% of sales Adjusted gross profit percentage* of 21.9% of sales - three consecutive years above 21%

Long-term debt of $384 million, and net debt* of $324 million (both as of December 31, 2024) Ended the year with a net leverage ratio* of 1.6x	Sold Canadian operations to refocus North American business on core United States operations

   Simplified the Company’s capital structure by:

● Securing new $350 million Term Loan B

● Repurchasing $383 million Convertible Preferred Stock

● Renewing and extending $750 million asset-based lending facility

Announced $125 million share buyback program at the beginning of 2025

*	See “Reconciliation of Non-GAAP Financial Measures From GAAP” above for information about the non-GAAP measures: adjusted gross profit percentage, Adjusted EBITDA, net debt and net leverage ratio.

8	2025 Proxy Statement

2024 Executive Compensation Highlights

“Pay for Performance” Executive Compensation Strategy

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our principal executive officer, principal financial officer and at least our three other most highly compensated officers (collectively referred to as “named executive officers” or “NEOs”), who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a leading global distributor of infrastructure products and value-added services provider and by aggressively pursuing profitable growth; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (“STI”) in the form of annual cash payments based upon achievement of certain performance metrics, and

●

long-term incentive (“LTI”) in the form of time-vested restricted stock units (“RSUs”) and performance share units (“PSUs”), which pay out based upon achievement of certain performance metrics over a three-year performance period.

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While our Compensation & Human Capital Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial and safety metrics and stock price performance.

●	As illustrated in the following graphic, a substantial portion of our target compensation for executive officers is at risk.

●	The 2024 STI payments for our NEOs were based on the achievement of the following performance metrics:

●	87.5% on Adjusted EBITDA and

●	12.5% on two safety targets.

●

The 2024 LTI equity grant consisted of time-vested RSUs and PSUs for NEOs. Vesting of the PSUs depends on performance based upon the Company’s total shareholder return (“TSR”) relative to companies in the OIH[1] index and DNOW Inc. plus the performance of the Russell 2000 (IWM – iShares Russell 2000 ETF, taken as a whole) for each year in the three-year period ended December 31, 2026 as well as the full three-year period. The time-vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. See “Pay Versus Performance”. The RSUs vest ratably on each anniversary of the grant date over a three-year period.

[1]	The OIH Index is the Van Eck Oil Services ETF.

9	2025 Proxy Statement

Target Compensation

The following illustration represents the elements of our 2024 compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

The CEO’s Compensation at Risk has increased from 84% in 2022 to 86% in 2024. The average Compensation at Risk for the other NEOs has increased from 68% in 2022 to 69% in 2024.

10	2025 Proxy Statement

Key Features of Our Executive Compensation Program

What We Do
✓

We pay for performance – 86% of CEO ongoing pay and an average of 69% of other active NEOs 2024 target compensation is at risk, and target compensation is achieved only to the extent performance objectives are achieved.

✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.
✓

We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2024 STI targets were stretch targets; our 2024 adjusted EBITDA target was $266.5 million compared to 2023 actual results of $250.3 million, a 6.5% increase, and the 2024 safety targets were more stringent than our 2023 targets.

✓

Our LTI equity compensation plan is tied to Company performance. We award PSUs to tie payouts to our relative TSR versus other comparator companies. We award RSUs to tie realized value to stock price and to provide retention value.

✓	We have a 100% cap on PSU payouts based on relative TSR for performance periods when the Company’s TSR is negative.
✓

Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital. In 2023, we replaced the OSX with the OIH in our comparator group that is used to calculate relative TSR for our PSUs to better reflect our markets for investor capital. For grants in 2025, we also added a number of industrial distribution companies in addition to existing comparators to further reflect our markets for investor capital.

✓	Beginning in 2024, grants of RSUs and PSUs no longer vest solely upon a change in control but rather reflect “double-trigger” vesting.
✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓	We have adopted a new Compensation Clawback Policy to align with New York Stock Exchange and SEC rules, which replaces our prior longstanding policy.
✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

SAY-ON-PAY

83% APPROVAL	Stockholders showed support of our executive compensation programs, with 83% of the votes cast for the approval of the “say-on-pay” proposal at our 2024 annual meeting of stockholders.

11	2025 Proxy Statement

Deadlines for Submitting Stockholder Proposals for 2026 Annual Meeting of Stockholders

The Corporate Secretary of the Company must receive proposals for inclusion in our Proxy Statement for our 2026 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than December 18, 2025.

The Corporate Secretary of the Company must receive notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2026 annual meeting of stockholders no earlier than the close of business on January 29, 2026, and no later than the close of business on February 28, 2026. Changes to the date of our annual meeting and the date of the first announcement of the meeting may change these dates, as set forth in our bylaws and further discussed below. Copies of our bylaws are available on our website at https://www.mrcglobal.com, by clicking on “Investors” in the menu, then “Corporate Governance”, then “Documents and Charters”.

12	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

AND VOTING

Why am I receiving these materials?

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors of MRC Global Inc., a Delaware corporation, for use at our 2025 Annual Meeting and at any reconvened meeting after an adjournment or postponement of the Annual Meeting. We will hold the Annual Meeting online only. There will be no physical meeting location. The Annual Meeting will be held on Thursday, May 29, 2025, at 10:00 a.m. Houston, Texas time. Please see Instructions for the virtual Annual Meeting on page 1 of this Proxy Statement.

We have one only class of stock: common stock, $.01 par value per share (“common stock”). You are receiving these materials because, at the close of business on the Record Date, April 8, 2025, you owned shares of common stock. All stockholders of record on the Record Date are entitled to attend and vote at the Annual Meeting. Each common stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had a total of 110,420,499 shares of common stock, of which 24,216,330 shares are held in treasury, resulting in 86,204,169 shares of common stock entitled to vote at the meeting. Any shares held in our treasury on the Record Date are not considered outstanding and will not be voted or considered present at the meeting.

How is MRC Global distributing proxy materials? Is MRC Global using the SEC’s “Notice and Access” rule?

Under SEC rules, we are furnishing proxy materials to our stockholders. On or about April 17, 2025, we expect to mail our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials online, and to make the materials available as of that date on www.edocumentview.com/MRC. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained on the Notice about how you may request to receive a copy electronically or in printed form on a one-time or ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

In addition to this Proxy Statement and Notice, our proxy materials include our 2024 Annual Report (the “Annual Report”) (which includes the Form 10-K).

Copies of the Form 10-K, as well as other periodic filings that the Company filed with the SEC, are also available on our website at https://www.mrcglobal.com by clicking on “Investors” and “SEC Filings”. The information included in our website is not incorporated herein by reference.

13	2025 Proxy Statement

A copy of the proxy materials, including the Annual Report, will be furnished to you free of charge upon request to our Corporate Secretary or proxy solicitor at, respectively:

MRC Global Inc. Office of the Corporate Secretary 1301 McKinney Street, Suite 2300 Houston, Texas 77010 Attention: Daniel J. Churay Telephone: (713) 655-1005 or (877) 294-7574 gc@mrcglobal.com	Morrow Sodali LLC 430 Park Avenue, 14th Floor New York, New York 10022 Telephone: (203) 658-9400

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for director and other matters to be voted on at the Annual Meeting. It also:

●	explains the voting process and requirements;
●	describes the Company’s nominees and the compensation of our directors;
●	describes the compensation of our NEOs;
●	provides information regarding our independent registered accounting firm, and
●	provides certain other information that SEC rules require.

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What matters am I voting on, how may I vote on each matter, and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Company Proposals	How may I vote?	How does the Board recommend that I vote?
I. Election of 8 Company director nominees	You may vote FOR the election of each nominee or WITHHOLD authority to vote for each nominee.	FOR each of the Company’s 8 director nominees
II. Approve on an advisory basis the Company’s named executive officer compensation	You may vote FOR or AGAINST the non-binding, advisory resolution approving named executive officer compensation, or you may indicate that you wish to ABSTAIN from voting on the matter.	FOR the approval of a non-binding, advisory resolution approving the Company’s named executive officer compensation
III. Approve the recommendation, on an advisory basis, of the frequency of an Advisory Vote on Executive Compensation	You may vote in favor of the Company seeking an advisory vote on executive compensation EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote in favor of the Company seeking an advisory vote on executive compensation EVERY YEAR.
IV. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025	You may vote FOR or AGAINST the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025, or you may indicate that you wish to ABSTAIN from voting on the matter.	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2025

We are not aware of any matter to be presented at the Annual Meeting that is not included in this Proxy Statement. However, your proxy authorizes the person named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are a stockholder of record.

If you hold your shares with a broker or in an account at a bank, then you are a beneficial owner of shares held in “street name”. Your broker or bank is considered the stockholder of record for purposes of voting at the Annual Meeting. Your broker or bank should provide you with instructions for directing the broker or bank how to vote your shares.

15	2025 Proxy Statement

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

Vote online at the Virtual Annual Meeting	Vote by calling toll-free 800.652.VOTE (8683)

If you receive a paper copy of the proxy materials, complete, sign, date and return the proxy card or voting instruction form	Vote online at www.investorvote.com/MRC

Unless you or your representative attend and vote online at the virtual Annual Meeting, for your vote to count the Company must receive your vote, either by telephone, internet, proxy card or voting instruction form by 11:59 p.m., Eastern Standard Time on May 28, 2025. Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time on May 28, 2025.

If I hold shares in street name, does my broker need instructions to vote my shares?

Under rules of the New York Stock Exchange (the “NYSE”), if you hold shares of stock in street name and do not submit specific voting instructions to your brokers, banks or other nominees, they generally will have discretion to vote your shares on routine matters such as Proposal IV but will not have the discretion to vote your shares on non-routine matters, such as Proposals I, II and III. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide any voting instructions, a broker non-vote occurs and, as a result, your shares will not be voted on these proposals.

Therefore:

●

on the non-routine proposals of election of directors (Proposal I), approval, on an advisory basis, of a non-binding advisory resolution approving our executive compensation (Proposal II) and recommendation, on an advisory basis, of the frequency of an advisory vote on executive compensation (Proposal III), your broker, bank or nominee will not be able to vote without instruction from you; and

●

on the routine proposal of ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 (Proposal IV), your broker, bank or nominee may vote in their discretion without instruction from you.

How do I vote my shares?

If you are a stockholder of record, you can cast your vote during the online meeting or by calling the toll-free telephone number or by using the internet as described in the instructions in the Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting instruction form. Your vote will be cast in accordance with the instructions authorized by telephone or internet or included on a properly signed and dated proxy card or voting instruction form, as applicable. If you are a stockholder of record, you can attend the virtual Annual Meeting virtually and vote. If you do not vote by telephone or internet, return a signed proxy card or voting instruction form or attend the virtual meeting and vote, no vote will be cast on your behalf.

You are urged to follow the instructions on your Notice, proxy card or voting instruction form to indicate how your vote is to be cast. Please see the Instructions for the virtual Annual Meeting on page 1 of this Proxy Statement if you wish to attend the virtual meeting.

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Pursuant to Section 212(c) of Delaware Law, stockholders may validly grant proxies over the internet. Your internet vote authorizes the proxies designated by the Company to vote your shares in the same manner as if you had returned a proxy card or voting instruction form. To vote over the internet, follow the instructions provided on your Notice. If you hold shares in street name, you are encouraged to contact your bank or broker to obtain and return the appropriate voting instruction form.

What if I return my proxy card or vote by internet but do not specify how I want to vote?

If you are a stockholder of record and correctly sign, date and return your proxy card or complete the internet voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

I.

FOR the election of the 8 Company director nominees: Deborah G. Adams, Leonard M. Anthony, George J. Damiris, David A. Hager, Ronald L. Jadin, Dr. Anne McEntee, Robert J. Saltiel, Jr., and Daniel B. Silvers

II.	FOR the approval, on an advisory basis, of a non-binding advisory resolution approving the Company’s named executive officer compensation
III.	FOR the approval, on an advisory basis, of a vote EVERY YEAR on executive compensation
IV.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025

What can I do if I change my mind after I vote my shares?

Attendance virtually in the Annual Meeting will not in and of itself constitute revocation of a proxy. Any stockholder of record who authorizes his or her vote by telephone or by internet or executes and returns a proxy card may revoke the proxy before it is voted by:

●	notifying in writing the Corporate Secretary of MRC Global Inc. at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attention: Corporate Secretary;
●	executing and returning a subsequent proxy;
●

subsequently authorizing the individuals designated by the Company to vote his or her interests by calling the toll-free telephone number or by using the internet by the telephone or internet deadline and as described in the instructions included on his or her Notice; or

●	appearing online and voting at the Annual Meeting.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of MRC Global that you hold as a stockholder of record (in certificate form or in book-entry form). If you hold your shares of MRC Global in street name, you will receive voting instructions for each account you have with a broker or bank.

How may I obtain instructions on how to attend the Annual Meeting online?

Please see Instructions for the Annual Meeting on page 1 of this Proxy Statement. If you need assistance with these directions, please call us at 713-655-1005 or 877-294-7574 or write us at MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010, Attn: Corporate Secretary.

What is the quorum requirement for the Annual Meeting?

There must be a quorum to take action at the Annual Meeting (other than action to adjourn or postpone the Annual Meeting for lack of a quorum). A quorum will exist at the Annual Meeting if stockholders

17	2025 Proxy Statement

holding a majority of the voting powers of all of the shares entitled to vote at the Annual Meeting are present virtually or by proxy. Stockholders of record who return a proxy or vote virtually at the Annual Meeting will be considered part of the quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal	Voting Requirement

I.Election of 8 Company director nominees

Each director must be elected by a plurality of the votes cast. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes is expected to tender to the Board the director’s resignation promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject the resignation within 90 days following the certification of election results and publicly disclose its decision.

II.Approve, on an advisory basis, a non-binding advisory resolution approving the Company’s executive officer compensation

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

III.Approve the recommendation, on an advisory basis, of the frequency of an advisory vote on executive compensation

The option receiving the greatest number of votes cast on the proposal (every 1 year, every 2 years or every 3 years) will be considered the frequency that stockholders have recommended. Abstentions and broker non-votes will not be considered votes “cast” and shall have no effect on the proposal.

IV.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

Other matters that may properly come before the Annual Meeting may or may not require more than a majority vote under our bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws, depending on the nature of the matter.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results of the Annual Meeting?

We will disclose the final voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

18	2025 Proxy Statement

May I propose actions for consideration at the 2026 Annual Meeting of stockholders?

Yes. For your proposal to be considered for inclusion in our Proxy Statement for the 2026 annual meeting of stockholders, we must receive your written proposal no later than December 18, 2025. If we change the date of the 2026 annual meeting of stockholders by more than 30 days from the anniversary of the date of this year’s Annual Meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. Your proposal, including the manner in which you submit it, must comply with SEC regulations regarding stockholder proposals.

If you wish to raise a proposal (including a director nomination) from the floor during our 2026 annual meeting of stockholders, we must receive a written notice of the proposal no earlier than the close of business on January 29, 2026 and no later than the close of business on February 28, 2026. If our first announcement of the date of the 2026 annual meeting of stockholders is less than 100 days prior to the meeting, then in accordance with the Bylaws, the Corporate Secretary of the Company must receive the notice by the 10th day following the announcement. If the date of the 2026 annual meeting is more than 30 days before or more than 60 days after the anniversary of the date of this year’s Annual Meeting, you must deliver the notice not earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2026 annual meeting. Your submission must contain the additional information that our bylaws require. Proposals should be addressed to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Who is paying for this proxy solicitation?

Our Board is soliciting your proxy. We expect to solicit proxies in person, by telephone or by other electronic means. We have retained Morrow Sodali LLC, 430 Park Ave., 14th Floor, New York, NY 10022 to assist in this solicitation. We expect to pay Morrow Sodali LLC an estimated $10,000 plus expenses and disbursements.

We will pay the expenses of this proxy solicitation, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. These expenses may include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxy materials to beneficial owners of MRC Global shares.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as “householding”, permits us to realize cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, we are sending only one Notice (or if requested, one set of proxy materials) to that address unless we have received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. We will deliver promptly an individual copy of the Notice and, if requested, proxy materials, to any stockholder who revokes its consent to householding upon our receipt of such revocation.

If you would like to receive a copy of this Proxy Statement and our 2024 Annual Report, we will promptly send you a copy upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-962-4284. You can call the same phone number to notify us that you wish to receive a separate Annual Report or Proxy Statement in the future or to request delivery of a single copy of any materials if you are receiving multiple copies now.

19	2025 Proxy Statement

SECURITY OWNERSHIP

Directors and Executive Officers

The following table shows, as of March 31, 2025, the number of shares of our common stock that each of our directors, each of our named executive officers (NEOs) and all of our executive officers and directors as a group beneficially own.

The rules of the SEC generally determine beneficial ownership, which generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities that the table names have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unvested restricted stock units (RSUs) and performance share units (PSUs) are not included to the extent they will not definitively vest within 60 days of March 31, 2025. Except as otherwise indicated, the business address for each of our beneficial owners is c/o MRC Global Inc., 1301 McKinney Street, Suite 2300, Houston, Texas 77010.

Name	Total Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding	Shares of Unvested Restricted Stock or RSUs included in Total

Robert J Saltiel, Jr.	694,942	*	—

Kelly Youngblood	164,249	*	—

Daniel J. Churay(1)	177,505	*	—

Grant R. Bates(2)	103,018	*	—

Rance C. Long	80,213	*	—

John P. McCarthy	78,858	*

Deborah G. Adams	85,304	*	12,196

Leonard M. Anthony	61,120	*	12,196

Henry Cornell(3)	96,380	*	12,196

George J. Damiris	45,417	*	12,196

David A. Hager	14,254	*	1,840

Ronald L. Jadin	45,417	*	12,196

Anne McEntee	34,506	*	12,196

Daniel Silvers	13,346	*	13,346

Robert L. Wood(4)	130,282	*	11,053

All directors and executive officers, as a group (17 persons)	1,715,027	2.0%
*Less than 1%

(1)	Mr. Churay owns 550 shares of our common stock through an Individual Retirement Account.

(2)	Mr. Bates indirectly owns 6,085 shares of our common stock through ownership by his spouse.

(3)	Mr. Cornell directly owns 96,370 shares of our common stock and indirectly owns 10 shares of our common stock held by his minor son.

20	2025 Proxy Statement

(4)

Mr. Wood owned 3,000 shares of our common stock indirectly through Robert Wood TTE when he retired from the Board. The number of shares reported for Mr. Wood is based upon his Form 4 filings at the time he retired; however, he may have since sold or purchased additional shares for which the Company is unaware.

As of March 31, 2025, the Company’s directors and executive officers beneficially owned 2.0% of our outstanding common stock. The percentage beneficially owned was calculated based on 86,218,916 shares of common stock outstanding on March 31, 2025.

Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock as of March 31, 2025, including the business address of each.

Names and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	9,003,975	10.4%

Pzena Investment Management, LLC(2) 320 Park Avenue, 8th Floor New York, NY 10022	5,770,791	6.7%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	6,560,977	7.6%

Frontier Capital Management Co., LLC(4) 99 Summer Street Boston, MA 02110	6,005,201	7.0%

(1)

Based on the Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole dispositive power with respect to 8,836,179 shares of common stock, shared dispositive power with respect to 167,796 shares of common stock and shared voting power with respect to 88,600 shares of common stock.

(2)

Based on the Schedule 13G filed with the SEC on October 21, 2024, Pzena Investment Management, LLC has sole dispositive power with respect to 5,770,791 shares of common stock and sole voting power with respect to 4,191,444 shares of common stock.

(3)

Based on the Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc. has sole dispositive power with respect to 6,560,977 shares of common stock and sole voting power with respect to 6,405,529 shares of common stock.

(4)

Based on the Schedule 13G filed with the SEC on February 14, 2024, Frontier Capital Management Co., LLC has sole dispositive power with respect to 6,005,201 shares of common stock and sole voting power with respect to 4,380,058 shares of common stock.

Preferred Stock Repurchased

In October 2024, the Company repurchased 363,000 shares of its 6.50% Series A Convertible Perpetual Preferred Stock (the “Preferred Stock”), which constituted all of the issued and outstanding shares of the Preferred Stock. As part of the repurchase transaction, the Shareholders’ Agreement between the Company and Mario Investments LLC was terminated. Pursuant to Section 243(b) of the Delaware General Corporation Law, a Certificate of Retirement of the Preferred Stock was filed with the Secretary of State of the State of Delaware, the Preferred Stock was retired, and all of the shares

21	2025 Proxy Statement

of the Preferred Stock resumed the status of authorized but unissued shares of preferred stock, such that the total number of authorized and unissued shares of undesignated preferred stock is 100,000,000.

Engine Capital Cooperation Agreement Terminated

In April 2024, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engine Capital L.P. and certain of its affiliates (collectively, “Engine Capital”), which held shares of common stock. Pursuant to its terms, the Cooperation Agreement has terminated.

22	2025 Proxy Statement

PROPOSAL I: ELECTION OF DIRECTORS

The Company’s stockholders elect the Company’s directors annually. As of the date of this proxy statement, the Board consists of nine members. Eight directors will stand for re-election and be elected by holders of our common stock. Director Henry Cornell will retire as of the date of the 2025 Annual Meeting of Stockholders and not stand for re-election. Effective as of the end of Mr. Cornell’s term of office, the Board has decreased the size of the Board from nine to eight directors.

Each director’s term of office expires when his or her successor is elected and qualified at the Annual Meeting. At the Annual Meeting, our stockholders will elect the eight directors named below to hold office until the 2026 annual meeting of stockholders (the “2026 Annual Meeting of Stockholders”), or until their successors are elected and qualified, or their earlier retirement, removal or death. Each director nominee has served as a director continuously since the date of his or her appointment. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee should be unable or unwilling to stand for election as a director, it is intended that the common stock represented by proxies will be voted for the election of a substitute director that the Board may nominate.

As described under “Corporate Governance Matters—Process for Identifying and Adding New Directors” below, the Board seeks a broad range of candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company. The structure and composition of the Board are intended to leverage the different perspectives of the Board members and promote effective oversight.

Based upon the Company’s criteria for nominations of directors to the Board and the unanimous recommendation of the Governance & Sustainability Committee, the Board unanimously determined to nominate Deborah G. Adams, Leonard M. Anthony, George J. Damiris, David A. Hager, Ronald L. Jadin, Dr. Anne McEntee, Robert J. Saltiel, Jr., and Daniel B. Silvers to serve until the 2026 Annual Meeting. See the section of this proxy statement titled “—Certain Information Regarding Nominees” below for more information about the skills, qualifications, attributes and experiences upon which the Board based its determination that its nominees should serve as directors.

Each nominee has consented to serve if elected. If any nominee becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee that the Board designates. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

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Knowledge, Skills and Experience of Current Directors

The chart below summarizes the number of current Board directors (including our Board nominees) that possess knowledge, skills and experiences covering areas we believe are important to our sustainable success and certain demographic information.

Director	Deborah Adams	Leonard Anthony	Henry Cornell	David Hager	George Damiris	Ronald Jadin	Anne McEntee	Robert Saltiel	Daniel Silvers

Independence

Independent Director	●	●	●	●	●	●	●		●

Public Company Management Roles

CEO/Former CEO		●		●	●			●	●

CFO/Former CFO		●				●

COO/Operations/HSE/Operating Risks	●			●	●		●	●

Other C-Suite Experience									●

Certain Other Experience

Financial Acumen/Financial Expert/Financial Risks	●	●	●	●	●	●	●	●	●

Global/Intenational Exposure/Experience	●	●	●	●	●		●	●	●

Industry Experience

PVF/Industrial Distribution Experience/Related Risks	●	●	●			●	●

Oilfield Services/Equipment Sales Experience		●					●	●

Supplier/Supply Chain Experience/Related Risks	●	●				●	●

Customer End Sectors

Gas Utilities

Downstream, Industrial & Energy Transition	●	●			●		●	●

Production & Transmission Infrastructure	●			●	●

Information Technology Experience

IT Systems	●	●				●

Cyber & Information Security/Related Risks						●

Emerging IT Risks							●

IT Systems Implementation Risks	●	●				●	●

Environment & Climate

Environmental & Climate/Related Risks	●	●			●		●

Transactional Experience

Public Company M&A	●	●	●	●	●	●	●	●	●

Public Company Divestitures	●	●	●	●	●			●	●

Capital Markets Experience		●	●			●			●

Board Service

Other Public Boards	1	0	0	0	1	0	0	0	0

Prior Public Boards	2	2	5	2	2	0	0	2	10

Personal/Demographics

Tenure	7.6	12.6	6.0	1.1	3.6	3.6	2.6	4.2	1

Age	64	70	69	68	65	64	54	62	48

Note: Tenure is based on years as a director while MRC Global was a public company. Mr. Anthony has been a director since 2008, prior to the Company’s initial public offering.

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Certain Information Regarding Nominees

Set forth below for each individual nominated for election as a director of the Company is biographical information and information regarding the business experience, qualifications and skills of each director nominee, including the information and qualifications that led the Board to conclude that the director nominee is qualified to serve on our Board. Current Board committees and leadership roles are listed for 2025 – 2026, subject to the re-election of each director.

Director Since: 2017 Age: 64 Board Chair Independent

Deborah G. Adams

Background. From 2014 until her retirement in 2016, Ms. Adams served on the executive leadership team at Phillips 66 as senior vice president of health, safety and environmental, projects and procurement. From 2008 – 2014, she led the midstream operations of Phillips 66 and ConocoPhillips as the division president of transportation. She has also held various leadership posts including leading the international refining business for ConocoPhillips, serving as general manager of global downstream IT systems and serving on several of ConocoPhillips’ joint venture boards. In addition to the public companies listed below, Ms. Adams served on the board of directors of EnLInk Midstream, a midstream energy services company, from 2020 to January 2025, and Gulf Port Energy, an oil and gas production development company, from March 2018 through May 2021. She currently serves on the board of directors of Austin Industries, a privately held, employee-owned construction company, which she joined in May 2018. Ms. Adams served her alma mater, Oklahoma State University, as a member of the foundation board of trustees from July 2012 until June 2020 and continues to serve on the foundation board of governors. Ms. Adams has been inducted into the Oklahoma State University College of Engineering, Architecture and Technology Hall of Fame. Since May of 2021, Ms. Adams has served as a member of the Advisory Board for the TriCities Chapter of the National Association of Corporate Directors (“NACD”).

Other Active Public Company Board. In addition to serving on our Board, Ms. Adams serves on the board of directors of Amplify Energy Corp. (NYSE: AMPY), an oil and gas production and development company.

Key Skills, Qualifications and Experience. Ms. Adams has extensive leadership experience in midstream and downstream businesses, both key customer sectors for the Company’s products and services. Her expertise in the procurement function from a customer view along with her experience in information systems adds to her qualifications to serve on our Board. Ms. Adams has worked abroad and has international experience in the geographies that we serve, which provides her insight into the business of the Company’s International segment. Ms. Adams has served on a number of public, private and non-profit company boards and has deep experience in governance. She is the chair of the nominating and governance committees of the boards of directors of both Amplify and Austin Industries. Each of those committees also has oversight of those companies sustainability initiatives and risks.

25	2025 Proxy Statement

Director Since: 2008 Age: 70 Committees: Audit Compensation & Human Capital (chair) Independent

Leonard M. Anthony

Background. Mr. Anthony served as the president and CEO of WCI Steel, Inc., an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. Mr. Anthony retired in October 2008. He served as an executive vice president and chief financial officer of Dresser-Rand Group, Inc. from April 2005 to August 24, 2007. Mr. Anthony has more than 25 years of financial and operational management experience with various corporations, including oilfield equipment firms and steel producers. He was previously a director of privately-held The NanoSteel Company, an advanced materials company until April of 2022 and Tech Precision Corporation until April 2017. Tech Precision’s subsidiary, Rancor, Inc., provides high precision fabrication and machining. Mr. Anthony earned a B.S. in accounting from Pennsylvania State University and a M.B.A. from the Wharton School of the University of Pennsylvania. He also completed the Advanced Management Program (A.M.P.) from Harvard Business School.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Anthony has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. Mr. Anthony has public company leadership experience with an oilfield equipment company, which shares the same upstream customer base as our Company. He also has experience in steel product industries. Most of the Company’s key products are made of steel, so Mr. Anthony’s steel experience provides him insight into our suppliers, products and customer product needs. Mr. Anthony has served on a number of public, private and non-profit company boards and has deep experience in governance. Mr. Anthony is the longest serving continuous director on our Board, and as such, has deep experience regarding the issues that our business faces. He has been designated as a financial expert on our Audit Committee.

Director Since: 2021 Age: 65 Committees: Compensation & Human Capital Governance & Sustainability (chair) Independent

George J. Damiris

Background. Mr. Damiris previously served as the president and chief executive officer of both HollyFrontier Corporation and Holly Energy Partners from 2016 until his retirement in 2019. From 2007 until 2015, he served in various leadership roles with HollyFrontier, and before that, with Koch Industries. He holds a B.S. in Chemical Engineering and an M.B.A. from Case Western Reserve University.

Other Active Public Company Boards. In addition to serving on our Board, Mr. Damiris serves on the board of directors of Eagle Materials, Inc. (NYSE: EXP), a building materials company.

Key Skills, Qualifications and Experience. Mr. Damiris has extensive public company leadership experience in the refining and pipeline transportation industries, both of which are in our core customer base. His refining experience, in particular, is directly related to the downstream sector that the Company serves. As CEO and a director of HollyFrontier and Holly Energy Partners, Mr. Damiris has deep business leadership experience, having addressed the demands of investors and other stakeholders in a public company. Mr. Damiris has served on a number of public, private and non-profit company boards, providing him with deep governance experience.

26	2025 Proxy Statement

Director Since: 2024 Age: 68 Committees: Audit Governance & Sustainability Independent

David A. Hager

Background. From 2016 until 2021, Dave Hager was the chief executive officer and from 2021 until his retirement in 2023, he was the executive chairman of the Devon Energy Corporation. Prior to that he served in various other leadership roles from 2009 onward, including his serving as a non-executive director from 2007-2009 and as president and chief executive officer from 2015 to 2021. Mr. Hager started his career in 1979 with the Mobil Oil Corporation (now Exxon Mobil Corporation). From there he worked at the Sun Company, Inc. from 1981 to 1989. From 1989 to 1999, Mr. Hager served in various leadership roles as a part of Oryx Energy Company. He later served as executive vice president of Kerr-McGee, which was acquired by Anadarko in 2006. Mr. Hager has previously served on the boards of EnLink Midstream, LLC, a midstream energy services company, and Pride International, Inc., an oil production company. Mr. Hager received a B.S. in geophysics from Purdue University and an M.B.A. from Southern Methodist University.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Hager has 40 years of experience in the oil and gas industry, from the very beginning of his career in 1979, which provides him with profound knowledge of the Company’s customer base in that sector. While with Devon Energy, Mr. Hager led it to become a leaner and more financially strong organization that was prepared for dramatic changes in commodity prices, which will serve the Company in an ever-evolving market. Mr. Hager has experience in public market transactions, having served on the board and as CEO of Devon Energy when it merged with WPX Energy. Mr. Hager is actively involved in the broader energy industry. Mr. Hager has served on board of directors of the American Petroleum Institute and the American Exploration & Production Council. Mr. Hager has served on several private boards in his community including the Greater Oklahoma City Chamber of Commerce, the Oklahoma City National Memorial, the YMCA of Greater Oklahoma City and United Way of Central Oklahoma, providing him with deep leadership experience and community engagement.

Director Since: 2021 Age: 64 Committees: Audit (Chair) Governance & Sustainability Independent

Ronald L. Jadin

Background. Mr. Jadin previously served as the chief financial officer of W.W. Grainger, Inc. from 2008 until his retirement in 2018. From 1998 until 2008, he served in various finance and leadership roles with Grainger, and before that, with General Electric Company. He holds a B.A. in Economics from Yale University and an M.B.A. from the University of Wisconsin – Whitewater.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. As a prior chief financial officer of a public company and finance professional, Mr. Jadin has extensive experience at multiple levels of financial control, planning and reporting and risk management for large corporate enterprises. W.W. Grainger is an industrial supply distribution company, and Mr. Jadin’s years of experience with W.W. Grainger provides the Company with key insights regarding other distributors and supply chain issues. Mr. Jadin has had experience in the implementation and improvement of information technology systems, which is relevant to the Company’s continued digital transformation in this area. Mr. Jadin has been designated as a financial expert on our Audit Committee.

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Director Since: 2022 Age: 54 Committees: Audit Compensation & Human Capital Independent

Dr. Anne McEntee

Background. Dr. Anne McEntee currently serves as Managing Director of Asset Management on the Leadership Team of Wren House Infrastructure Management Ltd., a global infrastructure investment firm. From 2017 until 2023 she served as the chief executive officer of General Electric Company’s (“GE’s”) Digital Services unit of GE Renewable Energy. From 2013 until 2017, she led the Onshore Wind unit of GE Renewable Energy and from 2011 until 2013 she led the Flow & Process Technologies division of GE Oil & Gas. Dr. McEntee joined GE in 1998 and has held various managerial and leadership roles at GE Power Systems and GE Energy. She holds a B.S. in Applied Mathematics, M.S. in Mathematics and PhD in Applied Mathematics, all from Rensselaer Polytechnic Institute. Dr. McEntee is a director of privately held i3 Broadband, a provider of broadband fiber optic cable connections to homes in the Midwestern U.S., and Seacube Container Leasing Limited, a leading global acquirer, seller, and lessor of international refrigerated equipment. Dr. McEntee has been designated as financial expert on our Audit Committee.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Dr. McEntee has extensive experience in renewable energy, working across GE’s broader portfolio of on- and offshore wind power generation, electric grid solutions, hybrid energy storage and hydropower businesses. These experiences provide her insight into the Company’s opportunities and role in the energy transition from carbon-generated energy into renewables. In addition, her experiences in the Flow & Process Technologies division of GE Oil & Gas are directly relevant to the Company’s products and services provided to customers in the oil and gas and downstream sectors. She has a Master Black Belt in Six Sigma training, and during her career at GE, she has led global sourcing functions. These experiences are directly relevant to provide insight to the Company regarding its business processes and supply chain function. Dr. McEntee has served on a number of private and non-profit company boards, providing her with deep governance experience.

Position: President & CEO Director Since: 2021 Age: 62

Robert J. Saltiel, Jr.

Background. Rob Saltiel serves as our President and CEO and on our Board of Directors, positions he has held since joining the Company in 2021. Rob previously served as President and CEO and a member of the board of directors of Key Energy Services, Inc. from 2018 to 2019 and as President and CEO and a member of the board of directors of Atwood Oceanics, Inc. from 2009 to 2017. Mr. Saltiel’s earlier experience includes positions in strategy, operations and marketing at Transocean, Nabors Industries, Enron, McKinsey and ExxonMobil. He received a B.S. in chemical engineering from Princeton University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Saltiel is uniquely qualified to serve as one of our directors due to his extensive executive and leadership experience in the oil and natural gas industry, including oilfield services, his global experience and his experience leading publicly traded companies. He began his career at a petroleum refinery and his experiences have provided him insight into this important Company customer segment. Early in his career, Mr. Saltiel worked at McKinsey & Company and, as a result, he has a keen perspective on business processes, marketing and generating profits for investors. As CEO and a member of the board of Atwood Oceanics, Inc., Mr. Saltiel has experience in public market transactions when Atwood was sold to Ensco plc. He has worked in oilfield services and deeply understands the Company’s oil and gas customer base. Mr. Saltiel has lived and worked outside of the United States, which has also given him a perspective on our International segment and global business.

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Director Since: 2024 Age: 48 Committees: Governance & Sustainability Compensation & Human Capital Independent

Daniel B. Silvers

Background. Daniel Silvers currently serves as the managing member of Matthews Lane Capital Partners LLC, an investment firm, a position he has held since 2015. Additionally, Mr. Silvers currently serves as Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner, a position he has held since January 2024. Previously, Mr. Silvers served as Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc., a gaming technology company, between 2016 and 2023 and as Chief Executive Officer and a director of Leisure Acquisition Corp. (“Leisure Acquisition”), a special purpose acquisition company, from 2017 to 2021. Mr. Silvers was the President of SpringOwl Asset Management LLC, an investment management firm, from 2009 to 2015 (including predecessor entities). Mr. Silvers was the President of Western Liberty Bancorp, an acquisition-oriented holding company, from 2009 to 2010. From 2005 to 2009, Mr. Silvers served as a Vice President at Fortress Investment Group LLC, a leading global alternative asset manager. Prior to that, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., a global financial services firm, from 1999 to 2005. Mr. Silvers previously has served on the boards of directors of several companies, including Leisure Acquisition from 2017 to 2021 and Avid Technology, Inc., a global media technology provider, from 2018 to 2023.

Mr. Silvers holds a B.S. in Economics and a M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management.

Other Active Public Company Boards. None.

Key Skills, Qualifications and Experience. Mr. Silvers’ has considerable executive level experience, along with corporate finance, capital allocation and capital markets expertise as well as substantial public company board experience. Mr. Silvers’ financial and capital markets acumen as well as his substantial corporate governance experience add to the Board’s capital allocation, shareholder value growth and oversight capabilities.

The Company’s bylaws provide that for a director nominee to be elected, the director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy voting together as a single class with respect to that director nominee’s election at the Annual Meeting.

Abstentions and broker non-votes will not be treated as “FOR” votes cast for any nominee and therefore will have no effect on the outcome of Proposal I — Election of Directors. Any director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election is expected to tender to the Board the director’s resignation as a director promptly following the certification of election results pursuant to the Company’s Corporate Governance Guidelines. Pursuant to these guidelines, the Board must accept or reject such resignation within 90 days following the certification of election results and publicly disclose its decision.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

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Director Retiring and Not Standing for Election

Director Since: 2018 Age: 69 Independent

Henry Cornell

Background. Mr. Cornell is the founder and senior partner of Cornell Capital LLC, a private investment firm formed in 2013 and previously served as a director of the Company from 2007 until he resigned from the board in 2015. From 1984 until May 2013, Mr. Cornell was employed by Goldman, Sachs & Co., where he was the vice-chairman of Goldman Sachs’ Merchant Banking Division. Mr. Cornell has over 40 years of experience across all aspects of private equity investing in a broad array of industries. He began his career as an attorney with Davis Polk & Wardwell before joining Goldman Sachs’ Investment Banking Division in 1984. He founded Goldman Sachs’ principal investment business in Asia. Under his leadership, Goldman Sachs made numerous landmark investments in the region. Mr. Cornell returned to New York in 2000 as the head of Private Equity Americas and Asia, and as a member of the Global Investment Committee. Mr. Cornell earned a B.A. from Grinnell College in 1976 and a J.D. from New York Law School in 1981. Mr. Cornell is a member of the board of trustees of Mt. Sinai Hospital, the Whitney Museum, The Asia Society and the Navy SEAL Foundation and is a member of the Council on Foreign Relations. He has previously been a member of the boards of directors of Kinder Morgan, Inc., Bill Barrett Corp., Cypress Energy Partners LP and Cobalt International Energy, Inc.

Other Active Public Company Boards. None.

Experience. Mr. Cornell led Goldman Sachs’ acquisitions of its interest in the Company’s predecessor companies, including (among others) McJunkin Corporation, Red Man Pipe and Supply, Transmark and Midfield Supply, beginning in 2007. These companies were merged to form MRC Global before Goldman Sachs subsequently sold its entire interest through the Company’s initial public offering and subsequent follow-on offerings. As a result, he has deep knowledge regarding the Company, its markets and its business and operations. Given his career at Goldman Sachs, Mr. Cornell brings extensive experience in financial matters relating to both public and private companies. He has deep experience in capital markets and capital raising issues. He also has extensive prior experience serving on boards of directors of other significant companies including multi-national companies in the energy industry, which has provided him with relevant experience in a variety of industries and on a variety of corporate governance matters. Mr. Cornell has lived and worked outside of the United States, principally in Asia, and his experience has provided the Company with deep insights regarding the Company’s global business and International segment.

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CORPORATE GOVERNANCE MATTERS

The primary responsibility of our Board is to foster the long-term success of the Company by promoting the interests of our stockholders. Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, suppliers, business partners, regulatory agencies and other stakeholders.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to help guide and promote our good corporate governance and responsible business practices. The Corporate Governance Guidelines provide a framework for the effective governance of MRC Global as a whole and also address the operation, structure, and practice of the Board and its committees. The Board’s Governance & Sustainability Committee reviews these guidelines at least annually. Our Corporate Governance Guidelines can be found on the Company’s website at
www.mrcglobal.com
.
Strategic Planning
During the year, the Board meets with management to discuss and approve our strategic plans, financial goals and capital allocation, taking into account potential or existing disruptive forces, innovation, macroeconomic factors, customer end market trends, the competitive landscape and other factors critical to successful performance. The Board also conducts quarterly reviews of progress on objectives and strategies. During Board meetings, directors review key issues and financial performance. The Board meets privately with the CEO at least four times per year and meets in executive session without the CEO at each regular Board meeting and additionally as required. Further, the CEO communicates regularly with the Board on important business opportunities and developments. The Board and the CEO also annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board meets at least annually in executive session to assess the CEO’s performance.
The Board maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development. The Compensation & Human Capital Committee assists the Board with oversight of the planning for orderly succession as described in further detail below under the caption “CEO and Senior Management Succession Planning.”
Board Membership and Qualifications
The Board regularly considers the long-term
make-up
of our Board, leadership structure and how the members of our Board change over time. The entire Board selects nominees for the Board in accordance with the procedures and criteria set forth in our Corporate Governance Guidelines. The Board will also consider director candidates from stockholders that have been properly nominated in accordance with our Corporate Governance Guidelines and as further detailed under “Deadlines for Submitting Stockholder Proposals for 2026 Annual Meeting of Stockholders”. The Board will consider these stockholder nominees in the same manner and by the same criteria as Board nominees. The Board strives to maintain an engaged, independent Board with a broad range of experience and judgment that is committed to representing the long-term interests of our stockholders. The Board seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board and the Company. The structure and composition of the Board are intended to leverage the different perspectives of the Board members and promote effective oversight.
When reviewing director candidates, the Board considers each candidate’s qualifications for membership on the Board, including the enhanced independence, financial literacy and financial

31	2025 Proxy Statement

expertise standards that Audit Committee membership may require and assesses the performance of current directors who are proposed to be renominated to the Board.
Our Board is committed to a broad range of experience, backgrounds and perspectives to provide effective oversight of the Company’s strategies and risks. The Board believes its members must be willing and able to devote adequate time and effort to Board responsibilities. Our Corporate Governance Guidelines, which were amended in November 2023, provide that the Governance & Sustainability Committee and the Board, in identifying Board candidates, will consider candidates who possess the background, skills and expertise to make significant contributions to our Board from differing backgrounds, including business experience, thought, style, culture, gender, geographic background, race, visible minorities, national origin, indigenous persons, religion, gender identity and expression, sexual orientation, disability, service in the armed forces, age and other personal characteristics.
Process for Identifying and Adding New Directors
The Board has added six new directors since 2021 as other directors have retired. The Governance & Sustainability Committee, which acts as our nominating and governance committee, identified, screened and recommended director candidates for nomination to the Board. The candidates were evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees. Throughout each search process, the Governance & Sustainability Committee and the Board were aided by an independent search firm that the Board engaged. The process for identifying and adding new directors is as follows:
Evaluate Board Composition.
The Governance & Sustainability Committee evaluates Board composition annually and identifies skills, experience and capabilities desirable for new directors in light of the Company’s business and strategy, including (among others) customer or end market experience, leadership experience, and experience in the areas of sustainability and digital technology.
Identify a Pool of Candidates.
A pool of potential director candidates is identified using multiple sources such as independent search firms and director recommendations. The Board does not have a specific director diversity policy, but it fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom.
Review Candidates.
Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the Governance & Sustainability Committee meetings and Board meetings. Members of the Governance & Sustainability Committee and other Board members, including the Board Chair and the CEO, interview candidates that are identified through this process. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the current mix of competencies and experiences of the Board. At the same time due diligence is conducted, the Board Chair, as well as the Governance & Sustainability Committee, solicits feedback from other directors and persons outside the Company.
Recommend Potential Director for Approval.
The Governance & Sustainability Committee recommends potential directors to the Board for approval. If a director is appointed between annual meetings of stockholders, the Board will approve the director’s appointment to an open position on the Board. Stockholders vote on director nominees at the Annual Meeting.
Onboard the New Director.
For each new director, we conduct a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one
sessions with management and other Board members, facility site visits, written materials and training.

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Board Annual Self-Assessment and Continuing Education
The Board and each committee perform an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. The Governance & Sustainability Committee leads the Board in the self-assessment. Each year, our Governance & Sustainability Committee discusses and considers the appropriate approach and approves the form of evaluation. Members of our Board and each of our Board committees participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board and committee effectiveness. In response to feedback from the evaluation process, our Board and committees work with management to take steps to improve policies, processes and procedures to further Board and committee effectiveness.
As in past years, in 2024, the Governance & Sustainability Committee retained outside counsel and the Company’s general counsel to assist the committee in tailoring a self-assessment survey to meet the needs of the Board. The outside counsel administered the self-assessment as an independent person to foster frank feedback regarding Board and committee performance. Outside counsel then collated the results of the survey and reviewed them with the Board. The Chair of the Governance & Sustainability Committee then led a Board discussion of the results. The Board and each committee implemented any changes as needed.
During these assessments, the Board reviews the background and qualifications of each of their respective members, as well as an assessment of the Board’s and each of its committees’ composition in light of their respective needs and objectives after considering a variety of factors, including issues of judgment, age, skills, background and experience. Our Board also assesses its overall succession planning process and committee composition.
The Company provides membership in the National Association of Corporate Directors (NACD) to Board members, as well as the opportunity to attend director education programs at other institutions, to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.
Communications with Directors
Any stockholder or other interested person may communicate with our Board, individually or as a group, by contacting our Corporate Secretary or the Board Chair. This contact information is maintained on the Investors tab of our website at
www.mrcglobal.com
.
The current contact information for either the Corporate Secretary or the Board Chair is as follows and should be addressed to either of their attention, as applicable:
MRC Global Inc.
Attention: Corporate Secretary
1301 McKinney Street, Suite 2300
Houston, TX 77010
E-mail:
gc@mrcglobal.com
Communications to directors at this address will be forwarded to the relevant director(s) except for solicitations or other matters not related to MRC Global.
Code of Ethics
We have adopted a Code of Ethics that applies to our directors, officers and employees. The Code of Ethics sets forth guidelines for deterring wrongdoing and promoting conduct in accordance with ethical standards. Our Code of Ethics can be found on our Company’s website at
www.mrcglobal.com
. If we amend or waive provisions of this Code of Ethics, we intend to also disclose the same on our website. We have also adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to the principal executive officer, the principal financial officer, the principal accounting officer and the controller, or other persons performing similar functions for the Company. The Code of Ethics

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for Principal Executive and Senior Financial Officers is intended to supplement the Code of Ethics with additional applicable policies, procedures, and guidelines. The Code of Ethics for Principal Executive and Senior Financial Officers can be found at
www.mrcglobal.com
. If we amend or waive provisions of the Code of Ethics for Principal Executive and Senior Financial Officers, we intend to also disclose the same on our website.
Securities Trading and Disclosure Policy
We have adopted a Securities Trading and Disclosure Policy to govern the purchase, sale or other dispositions of our securities by our directors, officers and employees, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Securities Trading and Disclosure Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Director Independence
The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require that a majority of our directors be independent. Additionally, all members of the Audit Committee, Compensation & Human Capital Committee and Governance & Sustainability Committee (acting as our nomination and governance committee) are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. The Board and the Governance & Sustainability Committee broadly considers all relevant facts and circumstances and apply the standards listed in Annex A of the Company’s Corporate Governance Guidelines in making independence determinations.

The Board has determined that each of our directors, other than Mr. Saltiel, qualifies as an independent director within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements that our Board has adopted as set forth in our Corporate Governance Guidelines.
Board Leadership Structure
Deborah Adams is our
non-executive
Board Chair and presides over all meetings of the Board and stockholders, reviews and approves meeting agendas, meeting schedules and other information, acts as a liaison between the outside directors and management, consults on stockholder engagement and governance matters and performs such other duties as the Board requires from time to time. The CEO is responsible for working with the Board in setting the Company’s strategic direction and day-to-day
leadership and performance. Having an independent
non-executive
chair allows management to deepen its focus on customers, growing the business, cost control, operational excellence and delivering stockholder value. The Board believes that having an independent, non-executive
chair:

●	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our CEO;

●	provides our CEO with an experienced sounding board in the chair; and

●	provides an independent spokesperson for the Company.
Our Compensation & Human Capital, Audit and Governance & Sustainability Committees are currently comprised entirely of independent directors. The Board believes that having an independent,

34	2025 Proxy Statement

non-executive
Board Chair and independent Compensation & Human Capital, Audit and Governance & Sustainability Committees provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.
CEO and Senior Management Succession Planning
Our Board oversees management succession planning and talent development. During the year, the Compensation & Human Capital Committee is engaged on topics related to leadership and talent development, with one meeting dedicated to an in-depth
review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.
Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.
Director Attendance at Meetings of the Board, Committees and Annual Meeting of Stockholders
Our Board Members are expected to attend our 2025 Annual Meeting of Stockholders.

All Board members standing for
re-election
who were then Board members at our 2024 Annual Meeting of Stockholders attended that meeting.
Each of our nominees who were directors in 2024 attended at least 75% of the aggregate meetings of our Board and committees of the Board during the time which the person served during 2024.
During 2024, the Board held 22 meetings, including meetings (among others) related to responding to an activist and meetings in connection with the repurchase of preferred stock and related financing activities. The directors of the Board meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least four executive sessions per year. During the sessions, the Board Chair presides.
The Board’s Role in the Oversight of Risk Management
The Board, as a whole, is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term stockholder value. The Board shapes our enterprise-wide risk policies, desire for risk taking and acceptable risk tolerance levels that provide the foundation for our overall business strategy. The Board recognizes that risk mitigation not only preserves value, but, when managed appropriately, can create value and opportunity for the Company.
The Board recognizes that purposeful and appropriate risk-taking in certain areas is important for the Company to be competitive and to achieve our long-term goals. Accordingly, the Board has established an enterprise risk management (“ERM”) framework through which it regularly identifies key risks that face the Company and carefully considers our appetite for each risk. This ERM framework is designed to identify, assess, prioritize, address, manage, monitor and communicate risks across the Company’s operations and foster a corporate culture of integrity and risk awareness.

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As part of the Company’s strategic planning process, the Company maintains a Risk Management Committee that assists the Board in identifying key risks and the Board’s oversight responsibilities over risk management. Our Risk Management Committee is comprised of the following members of our management:

●	CEO

●	CFO

●	General Counsel

●	Senior Vice President – U.S. Operations and e-Commerce

●	Senior Vice President – Supply Chain, Quality & Technical Sales

●	Senior Vice President & Chief Human Resources Officer

●	Senior Vice President – International

●	Senior Vice President – Sustainability and Assistant General Counsel

●	Vice President – Chief Accounting Officer

●	Vice President – Business Systems

●	Vice President – Tax
●	Vice President – Corporate Development and Financial Planning & Analysis

●	Vice President & Chief Information Officer

●	Vice President – Investor Relations & Treasury

●	Assistant General Counsel & Assistant Secretary

●	Executive Director – International Finance

●	Senior Director – Corporate Accounting

●	Chief Information Security Officer

●	Senior Director – Risk Management

●	Executive Director – Total Rewards and HR Operations

●	Director – Financial Reporting

The principal responsibilities of the Risk Management Committee are to review, assess and monitor any material risks or exposures associated with the conduct of our business, our corporate culture, the internal risk management processes or systems implemented to identify, mitigate, monitor or manage these risks or exposures and the Company’s policies and procedures for risk management.
Consistent with this approach, one of the Board’s responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment, monitoring, managing and risk mitigation of the Company’s top risks. Our Board meets with senior management at regular Board meetings and, if necessary, at other times to discuss the strategy and success in addressing our identified key risks and any potential disruptive forces along with any other risks that we may face.
In addition to the foregoing, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters. All committees play significant roles in carrying out the risk oversight function that typically focuses in their areas of expertise. In general, the committees oversee the following risks:

●
Audit Committee:
reviews and assesses the guidelines and policies governing the Company’s financial and accounting risk management and oversight processes and assists with the Board’s oversight of financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems

●
Compensation & Human Capital Committee:
reviews the Company’s employee compensation policies and human capital practices to assess whether those policies and practices encourage long-term focus, support the recruitment, retention and development of executive talent and discourage excessive risk-taking behavior

●
Governance & Sustainability Committee:
reviews and assesses enterprise risks and opportunities that may be applicable to the Company from time to time, including (among others) risks from cyber incidents, health and safety risks, reputational risks, sustainability issues (including climate-related risks) and the risks set forth in our Form
10-K

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Although these committees assist the full Board with risk oversight, ultimately the full Board oversees the Company’s enterprise risk management and our corporate culture with regular presentation and discussion.
In addition, throughout the year, the Board and the relevant committees receive updates from management with respect to various enterprise risk management issues, including (among others) market conditions, supply chains, geopolitical factors, health and safety, cybersecurity, company culture, climate-related risks, workforce development and other matters, and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. The Company’s senior management engages with and reports to the Company’s Board and the relevant committees on a regular basis to address high-priority risks.
The Company believes that the Board’s leadership structure supports the risk oversight function of the Board by providing for open communication between management and the Board. In addition, strong independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function.
Board Oversight of Cybersecurity and Information Security Risk
Our Board appreciates the importance of maintaining the confidence and trust of our customers, suppliers and employees. As part of the Board’s role as independent oversight of the key risks facing our Company, the Board devotes regular and thorough attention to our data, information technology (“IT”) systems and their development (including the Company’s
e-commerce
strategy and its implementation) and protection of our data and IT systems, including business resilience, compliance, cybersecurity and information security risk.
See Item 1C – Cybersecurity in our Form
10-K
for the year ended December
 31, 2024, that has been filed with the SEC for detailed information on cybersecurity risks related to our business, our cybersecurity programs and the Board’s and management’s governance of these cybersecurity risks.
Board Oversight of Sustainability Matters
Our Board has tasked its Governance & Sustainability Committee with assisting the full Board in its oversight of the Company’s efforts to address the impacts of climate change on our business and our reporting on our emissions as well as our health and safety programs for our employees and others engaged our business. Our Board has tasked its Compensation & Human Capital Committee with assisting the full Board in its oversight of Company culture, employee recruiting, retention and development and other social matters pertaining to our workforce. Our Board through its committees reviews these matters on a quarterly basis. In addition, the Company has appointed a senior vice president – sustainability (SVP – Sustainability) and has a Sustainability Committee, comprised of members of management, which regularly reports to the Governance & Sustainability Committee. The management Sustainability Committee is responsible for monitoring, assessing and improving all relevant issues with respect to sustainability. Our SVP – Sustainability chairs the Sustainability Committee, which is comprised of the executives representing various functions within our Company including operations, quality, safety, corporate services, marketing, human resources, legal, investor relations and supply chain. In addition, our SVP – Sustainability oversees the Company’s health and safety function and programs. Also, our Board’s Audit Committee has worked with the SVP – Sustainability, the General Counsel and the Chief Financial Officer and their respective staffs with respect to oversight of any reporting on these matters.
Information on Standing Committees of the Board
The Company currently has three standing Board committees: an Audit Committee, a Compensation & Human Capital Committee, and a Governance & Sustainability Committee (which acts as the Board’s nominating and governance committee). Each committee’s functions are described in detail in its respective charter, which is available on the Company’s website at
www.mrcglobal.com
.

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Audit Committee
The Audit Committee met four times during 2024. As described in its charter, the Audit Committee’s primary duties and responsibilities are to assist Board oversight of:

2024-25 Chair: Ronald L. Jadin Members: Leonard M. Anthony David A. Hager Dr. Anne McEntee Independent: 4 Financial Experts: 4

O
  the integrity of the Company’s financial statements, including (among other things) any climate-related data and disclosures contained in the notes to the financial statements

O
  the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal controls for financial reporting

O
  the Company’s compliance with legal and regulatory requirements, including the required reporting of climate change data in our filings with the SEC and internal controls designed for that purpose

O
  the independence, qualifications, engagement, compensation and performance of the Company’s independent auditor and other accounting and auditing firms that provide attestation services

O
  performance of the Company’s internal audit function

O
  the review of significant financial statement, control and compliance risks

O
  other financial accounting firms that provide attestation services

O
  related party transactions

O
  the application of the Company’s codes of business conduct and ethics

Compensation & Human Capital Committee
The Compensation & Human Capital Committee met six times during 2024. As described in its charter, the Compensation & Human Capital Committee’s primary functions include:

2024-25

Chair:
Leonard M. Anthony
(
served on the committee beginning in 2024 then became Chair in November 2024
)

(
Deborah Adams was Chair of the committee until November 2024, when she became Board Chair and then no longer served on the committee.
)

Members:
George J. Damiris
Dr. Anne McEntee
Daniel B. Silvers

Independent:
4

O
  establishing policies and periodically determining matters involving executive compensation

O
  reviewing compensation of
non-employee
Board members

O
  recommending changes in employee benefit programs

O
  granting or recommending the grant of restricted stock units, stock and other long-term incentive awards

O
  assessing risk in compensation programs

O
  providing counsel regarding key personnel selection

O
  overseeing executive development and succession

O
  overseeing the Company’s human capital practices

O
  overseeing the Company’s culture and practices that
re-enforce
the desired culture

38	2025 Proxy Statement

Governance & Sustainability Committee
The Governance & Sustainability Committee (which is the Company’s nominating and governance committee) met six times during 2024. As described in its charter, the Governance & Sustainability Committee’s primary functions include:

2024-25

Chair:
George J. Damiris

Members:
David A. Hager
Ronald L. Jadin
Daniel B. Silvers

(
Deborah Adams served on the committee until November 2024, when she became Board Chair and then no longer served on the committee.
)

Independent:
4

O
  identifying individuals qualified to become members of the Board consistent with any criteria the Board approves from time to time

O
  recommending to the Board director candidates for election at the annual meetings of stockholders or to fill vacancies pursuant to the bylaws

O
  recommending to the Board director nominees for each Board committee

O
  developing, annually reviewing and recommending to the Board a set of corporate governance guidelines for the Company

O
  assisting the Board in assessing the independence of the members of the Board

O
  leading the Board and other Board committees in their annual evaluation process

O
  assisting the Board in evaluating any proposed changes to the Company’s charter, bylaws, or other governance issues

O
  overseeing the Company’s enterprise risk management framework, policies and procedures, including (among other things) assisting the full Board with its oversight of cyber security

O
  overseeing the Company’s efforts on sustainability matters

O
  the Company’s compliance with legal and regulatory requirement with respect to climate change, including reporting of climate change data in our filings (other than those with the SEC) and internal controls designed for that purpose

No Legal Proceedings
To the best of our knowledge, there is no material proceeding to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of such director, nominated director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Non-Employee
Director Compensation Table
As compensation for their services on the Board, we paid each non-employee
director an annual cash retainer of $90,000. We paid the chair of the Audit Committee an additional annual cash retainer of $25,000, the chair of the Compensation & Human Capital Committee $20,000, and the chair of the Governance & Sustainability Committee $15,000. Each committee member (other than the chairs) received a $2,000 annual retainer for each committee membership. For all, retainers were paid on a pro-rata
basis based on the time of service. The Company also granted restricted stock awards to each non-employee
director. Pursuant to the Director Compensation Plan, the number of shares so granted is determined by dividing $145,000, or in the case of the non-executive
chair $265,000, by the
20-day
volume weighted average price (“VWAP”) as of the date immediately preceding the grant date. All directors are also reimbursed for travel expenses and other out-of-pocket
costs incurred in connection with their attendance at meetings.
Our
non-employee
director compensation program is intended to be competitive to attract qualified directors to join our Board and to align directors with stockholders’ interests. We also design the

39	2025 Proxy Statement

program so that the majority of a director’s compensation is in the form of Company common stock. To that end, our compensation consultant, Meridian Compensation Partners (“Meridian”), annually benchmarks our director compensation program against the same peer group used for executive compensation benchmarking (as described in “Compensation Discussion and Analysis”). Our Compensation & Human Capital Committee then reviews this analysis and recommends any changes to the Board for approval. No changes to director compensation were made in 2024.
Total Director Compensation for 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Deborah G. Adams (2)	108,944	141,352	250,296

Leonard M. Anthony	96,500	141,352	237,852

Henry Cornell	90,000	141,352	231,352

George J. Damiris	102,450	141,352	243,802

Barbara Duganier (3)	37,450	—	37,450

David A. Hager (4)	75,722	171,930	247,652

Ronald L. Jadin	117,000	141,352	258,352

Dr. Anne McEntee	94,000	141,352	235,352

Daniel B. Silvers (5)	70,500	154,151	224,651

Robert L. Wood (6)	76,000	128,104	204,104

(1)
Grants awarded on May 7, 2024, except that
pro-rated
awards were made for Messrs. Hager and Silvers on May 2, 2024, to cover the time that they joined the Board until the regular annual grant on May 7, 2024. The fair values of the stock awards were $11.13 and $11.59 per share on May 2, 2024 and May 7, 2024, respectively. The grant date values of each vary from the
20-day
VWAP used to determine the number of awards under the Director Compensation Plan.

(2)
Deborah Adams became Board Chair in November 2024. The Board Chair is entitled to a larger grant than other Board members pursuant to the Director Compensation Plan. A pro-rated
amount of the increased award was granted to Ms. Adams in February 2025 and is not reflected in this table.

(3)	Barbara Duganier retired from the Board as of the Company’s 2024 Annual Meeting of Stockholders.

(4)
David Hager joined the Board in March 2024. He received a full grant on March 11, 2024 (with a grant date fair value of $12.20) for
2024-25
plus a
pro-rated
grant on May 2, 2024 to cover his service from the date he joined until May 7, 2024. Because he received a full grant when he joined, he did not receive a regular annual grant on May 7, 2024 along with other directors.

(5)
Daniel Silvers joined the Board in April 2024. He received a pro-rated
grant on May 2, 2024 to cover his service from the date he joined until May 7, 2024. On May 7, 2024, he received the regular annual grant along with other directors.

(6)
Robert Wood retired from the Board in November 2024. Pursuant to his restricted stock agreement, his award will vest on a pro-rated
basis for his time in service as Board Chair and on the first anniversary of the date of grant.

40	2025 Proxy Statement

The following table indicates the aggregate number of shares of unvested stock awards that our non-employee
directors and Mr. Wood held as of December 31, 2024 (see notes above):

Name	Stock Awards (#)

Deborah G. Adams (2)	12,196

Leonard M. Anthony	12,196

Henry Cornell	12,196

George J. Damiris	12,196

Barbara Duganier (3)	—

David A. Hager (4)	14,254

Ronald L. Jadin	12,196

Dr. Anne McEntee	12,196

Daniel B. Silvers (5)	13,346

Robert L. Wood (6)	11,053

41	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives and design of MRC Global’s compensation program for our 2024 named executive officers (NEOs), who are as follows:

Executive Officer	Age	Position (as of December 31, 2024)

Robert J. Saltiel, Jr.	62	President and Chief Executive Officer (CEO) 2021 – present

Kelly Youngblood	59	Executive Vice President and Chief Financial Officer (CFO) 2020 – present

Daniel J. Churay	62	Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary (GC) 2011 – present

Grant R. Bates	53	Senior Vice President – U.S. Operations & E – Commerce 2016 – present*

Rance C. Long**	56	Senior Vice President – Marketing Strategy 2020 – present*

John P. McCarthy	59	Senior Vice President – Supply Chain, Quality and Technical Sales 2020 – present*

* Dates for Messrs. Bates, McCarthy and Long reflect dates of service as a senior vice president of the Company with varying responsibilities from time to time.

** Effective as of October 11, 2024, Mr. Long ceased to be an executive officer and assumed a new role as Senior Vice President – Marketing Strategy until his retirement date in May 2025. The Company is conducting a search for the replacement of his prior role as Senior Vice President – Sales & Marketing. In his new role, Mr. Long will assist with marketing strategy and the transition of his old role to his replacement until his retirement.

Executive Summary

MRC Global is the leading global distributor of pipe, valves, fittings (“PVF”) and other infrastructure products and services to diversified industries including those in the gas utilities, downstream, industrial and energy transition and production and transmission infrastructure sectors. We provide innovative supply chain solutions, technical product expertise and a robust digital platform to customers globally through our leading position across each of our industry groups including the following sectors:

●	Gas Utilities: storage and distribution of natural gas

●	DIET: downstream, industrial and energy transition (crude oil refining, petrochemical and chemical processing, general industrials and energy transition projects)

●	PTI: production and transmission infrastructure (exploration, production and extraction, gathering, processing and transmission of oil and gas)

42	2025 Proxy Statement

MRC Global’s executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (NEOs), who are critical to the Company’s long-term success. Our executive compensation strategy is “pay for performance” and is focused on:

●

motivating executive officers to increase the economic value of the Company by strengthening our position as a leading global distributor of infrastructure products and value-added services provider and by aggressively pursuing profitable growth; and

●	aligning our executive officers’ interests and actions with the interests of our stockholders and key stakeholders.

We provide our executive officers with a compensation package that consists primarily of:

●	a base salary,

●	short-term incentive (STI) in the form of annual cash payments based upon achievement of certain performance metrics, and

●

long-term incentive (LTI) in the form of time-vested restricted stock units (RSUs) and performance share units (PSUs), which pay out based upon achievement of certain performance metrics over a three-year performance period.

2024 Company Performance Highlights

Our continued focus on creating business efficiencies and increasing profitability has contributed to improved 2024 performance across several metrics including:

Cash provided by operations of $276 million. Three years of adjusted gross profit percentage in excess of 21%. A net leverage ratio of 1.6x on December 31, 2024, after repurchasing all of the shares of our Preferred Stock.

43	2025 Proxy Statement

In 2024, we delivered the following:

Sales of $3.01 billion, compared to $3.27 billion in 2023	Cash flow provided by operations of $276 million - highest since 2015

   Net income attributable to common stockholders of $26 million

   Adjusted EBITDA* of $200 million, 6.4% of sales

   (both including our Canadian operations, which are now included in discontinued operations)

Gross profit percentage of 20.6% of sales Adjusted gross profit percentage* of 21.9% of sales - three consecutive years above 21%

Long-term debt of $384 million, and net debt* of $324 million (both as of December 31, 2024) Ended the year with a net leverage ratio* of 1.6x	Sold Canadian operations to refocus North American business on core United States operations

   Simplified the Company’s capital structure by:

●   Securing new $350 million Term Loan B

●   Repurchasing $383 million Convertible Preferred Stock

●   Renewing and extending $750 million asset-based lending facility

Announced $125 million share buyback program at the beginning of 2025

*	See “Reconciliation of Non-GAAP Financial Measures From GAAP” above for information about the non-GAAP measures: adjusted gross profit percentage, Adjusted EBITDA, net debt and net leverage ratio.

44	2025 Proxy Statement

The following graphs further illustrate the Company’s 2024 performance compared to the last three years.

See “Reconciliation of Non-GAAP Financial Measures From GAAP” above for information about the non-GAAP measures: adjusted gross profit percentage, Adjusted EBITDA, net debt and net leverage ratio.

*The Company’s 2024 short-term incentive plan utilized Adjusted EBITDA, TRIR and LTIR measures that included its Canadian operations before their sale and reclassification as discontinued operations. Therefore, this proxy statement presents Net Income, Adjusted EBITDA, TRIR and LTIR that includes the Canadian operations, which differs from the presentation in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K.

2024 Executive Compensation Decisions

We have shaped our executive compensation to meet the changing demands of our business. Two major events have impacted our Company in this period: our continued recovery following the COVID-19 pandemic and our organizational focus on efficiency, improvement in profitability and the consistent generation of cash flow from operations throughout the business cycle. These events occurred during a competitive market for talent, tightened labor constraints and an inflationary environment.

45	2025 Proxy Statement

In the second half of 2023, our year-over-year 2023 sales compared to 2022 began to decline. Our Gas Utilities customers indicated to us that during the supply chain shortages of 2021-22 during their recovery from the COVID-19 pandemic, they over-purchased PVF and other gas utilities products due to fears of not being able to get product due to the shortages. In 2023, many of these customers slowed their purchases from us to work off the excess product that they had in their inventories.

Given this decline in sales in the second half of 2023, the Company was cautiously optimistic that it could maintain 2023 sales levels or modestly grow sales in 2024. The Company’s Gas Utilities customers indicated that their purchases from us would be at a lower level in 2024 to continue to work off the excess product that they purchased in 2022 and 2023. As a result, we set stretch STI targets for our NEOs compared to actual 2023 results.

The weighting of our STI goals for our NEOs in 2024 remained the same as in 2022 and 2023: 87.5% on Adjusted EBITDA and 12.5% on safety measures. We elected to continue the use of Adjusted EBITDA as the key financial metric for performance for our NEOs and cascaded Adjusted EBITDA as a metric for STI payments for the broader organization. We retained the TRIR and LTIR safety metrics for the STI program for our NEOs with revised targets. Additionally, we cascaded a global safety metric to all operations-based roles in the STI program.

To reflect the expected growth in our business, our 2024 Adjusted EBITDA target was $266.5 million compared to 2023’s actual Adjusted EBITDA of $250.3 million, a 6.5% increase. Our 2023 safety targets were also more stringent than 2023 to underscore our commitment to a safe workplace and our desire to continually focus on and improve upon our safety results.

The Company continued to actively manage the attraction and retention of talent in 2024. To remain competitive, we selectively increased compensation for key non-NEO employees. However, given the expected modest increase in sales in 2024, none of our NEOs received an increase in their respective base salaries and target compensation in 2024.

Notwithstanding our sales expectations at the beginning of the year, our sales declined in 2024 to $3.01 billion, an 8% decline from 2023. All three of our U.S. end sectors declined, led by the PTI sector, our most cyclical sector, as U.S. oil and gas customer capital expenditures declined. Our DIET sector sales declined from 2023 as there were a number of large projects in 2023 that did not repeat in 2024, and turnaround activity in downstream facilities was weaker. Finally, our Gas Utilities customers continued to focus on reducing their own product inventory levels due to more certainty in the supply chain and associated lead times. This led to a lower level of sales in the Gas Utilities sector. U.S. sales were offset by an increase in sales in our International segment of 14%. As a result of weaker sales, we did not meet our Adjusted EBITDA target of $266.5 million and ended the year with $200 million in Adjusted EBITDA. We also underachieved our safety metrics in the STI plan. Our Adjusted EBITDA and safety performance resulted in an STI payout to the NEOs of 61.3% of target.

Even in light of moderating sales, we were able to maintain our adjusted gross profit percentage above 21% for the third year in a row. In addition, we generated $276 million in cash flow from operations (including $8 million related to discontinued operations in Canada), the highest amount achieved in nearly a decade due to the significant progress we have made in improving our working capital efficiency. This cash flow generation was a result of management’s efforts to control SG&A, measures to increase working capital and inventory efficiency and the reduced need for inventory in the second half of the year.

This cash generation allowed the Company to take significant actions with respect to its capital structure in the last quarter of 2024. First, we simplified our capital structure by repurchasing all 363,000 shares of our convertible preferred stock for $361 million with proceeds from a new Term Loan B that matures in 2031. Although our net debt and net leverage ratio increased as a result of this transaction, our net leverage ratio remained well below 2.0x at year end. Shortly after the repurchase, we extended our asset-based lending (ABL) facility maturity to 2029. In December, we announced the sale of our Canada business, allowing us to focus on our core geographies and product offerings. Finally, as we entered 2025, we announced that our Board authorized a $125 million common stock repurchase program to be executed over the next three years.

46	2025 Proxy Statement

Compensation Philosophy and Objectives

Our executive compensation programs are structured to reward the achievement of our specific annual and strategic performance goals and our long-term objective of increasing shareholder value. Accordingly, the executive compensation philosophy of the Compensation & Human Capital Committee is threefold:

●

To attract and retain talented executive officers by providing competitive total compensation, and to motivate them to achieve the Company’s short-term and long-term financial and strategic goals and objectives;

●	To align the interests of our executive officers with those of our stockholders; and

●	To provide performance-based cash and stock incentive awards to recognize and reward executive officers who demonstrate sustained performance.

Pay for Performance Program

Our Compensation & Human Capital Committee, which is composed solely of independent directors, believes in a pay for performance philosophy. While the Committee sets target compensation for the executive officers each year based on market practices and internal considerations, the executive officers’ realized compensation is strongly dependent on the Company’s performance relative to pre-determined and measurable financial metrics and stock price performance.

●	As illustrated in the graphic below, a substantial portion of the 2024 target compensation for executive officers was at risk.

●

Under our 2024 STI plan, 87.5% of the potential payout to our NEOs was based on an Adjusted EBITDA target, 6.25% was based on a total recordable incident rate (“TRIR”) safety target and 6.25% was based on a lost time incident rate (“LTIR”) safety target. Our Adjusted EBITDA target was a stretch target, and our safety targets were also more rigorous. Our 2024 Adjusted EBITDA target was $266.5 million compared to 2023 actual results of $250.3 million Adjusted EBITDA, a 6.5% increase.

●	There would not be a payout relative to each of the performance metrics in the STI plan unless the threshold for payout was achieved for each respective metric.

●

The 2024 LTI equity grant consisted of time-vested RSUs and PSUs for NEOs. Vesting of the PSUs depends on performance based upon the Company’s TSR relative to companies in the OIH index and DNOW Inc. plus the Russell 2000 (IWM-iShares Russell 2000 ETF) considered as a whole. 25% of the relative TSR performance is measured on TSR for each of 2024, 2025, 2026 as well as the three-year period, 2024-26. The time-vested RSUs provide retention value, and the value of the units is also tied to performance because it increases or decreases depending on our stock price at vesting. The RSUs vest ratably over a three-year period.

47	2025 Proxy Statement

Target Compensation

The following illustration represents the elements of our 2024 compensation package at target to reflect the CEO’s compensation and an average for the other active NEOs.

The CEO’s Compensation at Risk has increased from 84% in 2022 to 86% in 2024. The average Compensation at Risk for the other NEOs has increased from 68% in 2022 to 69% in 2024.

48	2025 Proxy Statement

Key Features of our Executive Compensation Program

What We Do
✓	We pay for performance – 86% of CEO ongoing pay and an average of 69% of other active NEOs 2024 target compensation is at risk, and target compensation is achieved only to the extent performance objectives are achieved.
✓	We benchmark pay relative to the market and review the peer group used for market benchmarking on an annual basis.
✓	We set objectives for our annual STI plan that are measurable, determined in advance and aligned with stockholder interests. Our 2024 STI targets were stretch targets; our 2024 adjusted EBITDA target was $266.5 million compared to 2023 actual results of $250.3 million, a 6.5% increase, and the 2024 safety targets were more stringent than our 2023 targets.
✓	Our LTI equity compensation plan is tied to Company performance. We award PSUs to tie payouts to our relative TSR versus other comparator companies. We award RSUs to tie realized value to stock price and to provide retention value.
✓	We have a 100% cap on PSU payouts based on relative TSR for performance periods when the Company’s TSR is negative.
✓	Beginning in 2022, we added a Russell 2000 ETF to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital. In 2023, we replaced the OSX with the OIH in our comparator group that is used to calculate relative TSR for our PSUs to better reflect our markets for investor capital. For grants in 2025, we also added a number of industrial distribution companies in addition to existing comparators to further reflect our markets for investor capital.
✓	Beginning in 2024, grants of RSUs and PSUs no longer vest solely upon a change in control but rather reflect “double-trigger” vesting.
✓	We have equity ownership guidelines that provide for significant executive officer equity ownership.
✓	We have adopted a new Compensation Clawback Policy to align with New York Stock Exchange and SEC rules, which replaces our prior longstanding policy.
✓	We have a fully independent Compensation & Human Capital Committee.
✓	Our Compensation & Human Capital Committee engages a compensation consultant that is independent of management and the Company.
✓	We have an annual Say-on-Pay vote.

What We Don’t Do
No guaranteed minimum incentives
No excise tax gross ups
No re-pricing of stock options or stock appreciation rights permitted without approval from stockholders
No hedging or derivative transactions with respect to our shares by executive officers or directors permitted
No pledging of MRC Global securities by executive officers or directors permitted

Peer Group

We benchmark our executive compensation against a selected group of peers as well as industry surveys.

In August 2023, the Compensation & Human Capital Committee performed its annual review of our compensation peer group with the assistance of its compensation consultant, Meridian, and made no changes to the existing peer group for 2024.

49	2025 Proxy Statement

These peers were chosen as representative of our competition for executive talent. Specifically, these companies:

●	Are distributors or sellers of industrial or energy products of a similar character to those that we sell
●	Have similar distribution or energy product business models to our business model
●	Serve similar customers in sectors as we do (e.g., gas utilities, downstream and industrial, upstream oil and gas and midstream pipelines)

We also considered the relative size and complexity of the companies compared to MRC Global, primarily measured by revenue, enterprise value and assets. We excluded from our peers distributors that do not sell products in our oil and gas end markets such as distributors of commercial or consumer goods, swimming pool supplies, roofing materials, office supplies and dental appliances, and companies with dramatically different size as measured by revenues, enterprise value or assets.

		(values in millions)

Company	Ticker	Revenue*	Enterprise Value*	Assets*
Applied Industrial Technologies, Inc.	AIT	$4,316	$6,021	$2,609
ChampionX Corporation	CHX	$3,888	$6,565	$3,327
DNOW Inc.	DNOW	$2,247	$980	$1,329
Dril-Quip Inc. (now Innovex International, Inc.)	INVX	$370	$547	$975
DXP Enterprises Inc.	DXPE	$1,586	$1,044	$1,053
Flowserve Corporation	FLS	$3,774	$5,947	$4,876
H&E Equipment Services, Inc.	HEES	$1,295	$3,006	$2,423
Helix Energy Solutions Group Inc.	HLX	$973	$1,411	$2,369
Herc Holdings Inc.	HRI	$2,911	$7,812	$6,276
Kennametal Inc.	KMT	$2,058	$2,927	$2,604
Liberty Energy Inc.	LBRT	$4,619	$2,657	$2,761
MSC Industrial Direct Co. Inc.	MSM	$3,996	$5,821	$2,527
NexTier Oilfield Services, Inc.	NEX	$3,545	$2,270	$2,046
Oceaneering International, Inc	OII	$2,157	$2,265	$2,042
Weatherford International plc	WFRD	$4,579	$6,331	$4,709
25th Percentile		$1,822	$1,838	$2,044
Median		$2,911	$2,927	$2,527
75th Percentile		$3,942	$5,984	$3,044

MRC Global Inc.	MRC	$3,506	$1,777	$2,021
Percentile Rank		57%	24%	21%
*	Enterprise Value and Market Cap are from S&P Capital IQ as of June 30, 2023, and Assets and Revenue are as of most recently reported prior to June 2023. NexTier was acquired in September 2023.

In October 2023, the Committee’s compensation consultant, Meridian, made a report to the Committee on publicly disclosed executive pay data, which the Committee considered when making its 2024 compensation decisions. Meridian used compensation peer data from the above companies for each position that our executive officers hold to the extent available.

Meridian also provided data from the Willis Towers Watson 2023 General Industry Executive Survey Report for companies with revenue amounts similar to those of the Company as an additional reference point to validate the peer-company specific data.

Meridian presented compensation at each quartile of the data (both peer-company specific data as well as third party market survey data) to the Committee with respect to total compensation and major elements of compensation (i.e., base salary, annual cash incentive and long-term equity compensation) for each of the executive officer’s positions.

50	2025 Proxy Statement

The Committee used this data to determine whether its compensation decisions were within the market for each executive officer; however, the Committee did not set any compensation for any executive officer at a specific level within the peer group range for each executive officer. The Committee exercised its discretion to make compensation decisions by considering the following factors:

● the executive’s contributions and performance	● market levels of compensation for positions comparable to the executive’s position

● the executive’s roles and responsibilities, including the executive’s tenure in such role	● the executive’s compensation history and compensation mix, including that with prior employers

● the Company’s need for the executive’s skills	● the executive’s potential and readiness to contribute in the executive’s current role

● the executive’s experience and management responsibilities

The Committee did not necessarily weigh any particular factor more or less than any other factors.

Participants in the Compensation Process

Role of the Compensation & Human Capital Committee

The Compensation & Human Capital Committee establishes policies and has decision-making authority with respect to compensation matters for executive officers (other than the CEO), including determination of the compensation and benefits and LTI grants. With respect to the CEO, the Committee recommends compensation decisions, including the grant of LTI compensation, to the full Board, which then makes decisions regarding CEO compensation.

The Committee’s duties pursuant to its charter are set forth under “Corporate Governance Matters –Information on Standing Committees of the Board – Compensation & Human Capital Committee” above.

Role of Compensation Consultant

Pursuant to the Committee’s charter, the Committee has the authority to retain or terminate compensation consultants and engage other advisors. Since 2010, the Committee has engaged Meridian, an independent consultant specializing in executive compensation, to formulate a report and make recommendations to the Committee regarding executive and director compensation based on peer group, other market data, industry trends and current practices.

The Committee evaluated the SEC’s and NYSE’s six independence factors to determine that the service Meridian provided to the Committee was free of any actual or perceived conflicts of interest. Meridian does not provide any other services to the Company or its executive leadership team.

Role of Executive Officers

Our CEO, General Counsel and Senior Vice President – Chief Human Resources Officer (CHRO) provide support and information as the Committee requests. These officers make quarterly presentations to the Committee with respect to issues and developments regarding compensation and our compensation programs. They develop current and historical summary compensation data (including each element of compensation) for our executive officers and provide this data on a regular basis to the Committee.

Our CEO provides the Committee with an evaluation of the annual performance of each of the executive officers that report to the CEO and makes preliminary recommendations for base salary and incentive target levels for them. Recommendations for base salary, annual performance, incentive target levels and incentive payouts for the CEO are left entirely to the Committee’s discretion and are approved by the Board.

51	2025 Proxy Statement

Taking into account individual performance and other factors, the Committee then determines appropriate changes in compensation (including salary, STI and LTI) for the upcoming year. Each year, the Committee approves each executive officer’s annual STI target opportunity (expressed as a percentage of base salary) as well as the performance metrics and goals for the executive to receive the STI award at target. The Committee also sets minimum and maximum STI payouts and the metrics and goals to receive those payouts and a scale of payouts in between. The Committee makes decisions with respect to LTI equity-based compensation awards that the Company grants to our executive officers and any performance parameters that executive officers must meet to receive payouts of LTI awards upon vesting. With respect to CEO compensation decisions, the Committee makes its recommendations to the entire Board for final approval.

Stockholder Engagement

83% APPROVAL	Stockholders showed support of our executive compensation programs, with 83% of the votes cast for the approval of the “say-on-pay” proposal at our 2024 annual meeting of stockholders.

We have a long history since our IPO in 2012 of engaging with current and prospective stockholders. In 2024, we had interactions with investors in the following ways:

●	Quarterly earnings calls
●	Investor conferences and events, including discussions with both portfolio managers and ESG analysts
●	One-on-one investor discussions
●	Annual stockholders meeting
●	Our website
●	Press releases
●	Our SEC filings
●

Participation in various evaluations, ratings and rankings, such as the Carbon Disclosure Project (CDP) sponsored by CDP Global, an international non-profit organization, S&P Global, Sustainalytics, ISS and MSCI.

At our 2024 Annual Meeting of Stockholders held on May 7, 2024, we received support for our Say-On-Pay Proposal from 83% of the votes cast. Since the date of the 2024 Annual Meeting of Stockholders, we engaged with active investors holding approximately 23.4 million shares, or 53.3%, of the Company’s issued and outstanding common stock that active investors hold. In 2024, we entered into a Cooperation Agreement with a group of shareholders comprised of Engine Capital and its funds. Pursuant to the Cooperation Agreement, Daniel Silvers was added to our Board and the Committee. In light of the support and favorable feedback received from shareholders, we have not made any material changes to our compensation practices or policies in the past year.

2024 Executive Compensation Program

Elements of Compensation

The principal components of compensation for our executive officers, including our NEOs, are:

●	Base salary;

●	STI annual cash awards;

●	LTI (equity awards); and

●	Benefits and perquisites – including health, welfare and retirement benefits

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In addition to base salary, our 2024 executive compensation was comprised of STI annual cash incentives and LTI equity awards as well as certain benefits and perquisites. Consistent with our pay-for-performance philosophy, the following table summarizes how performance in 2024 impacted pay in 2024.

	Plan Measures	Performance	Component Payout	Total Payout

STI	87.5% on adjusted EBITDA 6.25% on TRIR 6.25% on LTIR	Adjusted EBITDA: 75.1% of target TRIR: 20.6% worse than target LTIR: 35.0% worse than target	54.8% 3.5% 3.0%	61.30%

2022-24 PSUs	TSR relative to OSX companies + DNOW Inc. + Russell 2000 ETF 25% on 2022 relative TSR 25% on 2023 relative TSR 25% on 2024 relative TSR 25% on 2022-24 relative TSR	65.5% TSR (76th percentile) -8% TSR (24th percentile) 23.7% TSR (76th percentile) 88.1% TSR (76th percentile)	166% 0% 166% 166%	125%

2023-25 PSUs	TSR relative to OIH companies + DNOW Inc. + Russell 2000 ETF 25% on 2023 relative TSR 25% on 2024 relative TSR 25% on 2025 relative TSR 25% on 2023-25 relative TSR	-8% TSR (30th percentile) 23.7% TSR (74th percentile) Performance period not completed Performance period not completed	50% 160% — —	Minimum payout 52.5%

2024-26 PSUs	TSR relative to OIH companies + DNOW Inc. + Russell 2000 ETF 25% on 2024 relative TSR 25% on 2025 relative TSR 25% on 2026 relative TSR 25% on 202-26 relative TSR	23.7% TSR (74th percentile) Performance period not completed Performance period not completed Performance period not completed	160% — — —	Minimum payout 40%

Minimum payouts for 2023-25 and 2024-26 PSUs are based on completed performance periods and assume zero payouts for the remaining, uncompleted performance periods.

Note that the comparator groups for relative TSR have changed year over year so the payouts for the same years for different grants could be different.

Base Salary

We provide our executive officers with a base salary to compensate them for services they provide and to provide a market competitive base level of pay commensurate with the skills and experience of our executives. The Compensation & Human Capital Committee, with the CEO, reviews the base salary for each executive officer based on the CEO’s recommendations on an annual basis and approves any changes based on each executive officer’s position, responsibilities, contributions, leadership, performance, current compensation (both individually and as compared to other executives) and survey data. Increases are not automatic or guaranteed and do not always take place each year. The Committee, on a similar basis, also reviews the CEO’s salary and makes a recommendation whether to implement any changes to the full Board.

Consistent with our compensation process, the CEO provided the Committee with recommendations regarding the base salaries of the other NEOs. The Committee, then with advice from its independent compensation consultant, Meridian, evaluated the base salaries for the other NEOs and approved no changes for 2024. With respect to the CEO, the Committee reviewed the market data with Meridian and the performance of the CEO with the Board. Then based on a recommendation of the Committee, the Board determined not to make any changes to the CEO’s salary for 2024.

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Based on this review, no compensation changes were made for 2024, and the base salaries of our NEOs remain unchanged from those set on February 6, 2023.

Name	2023 Base Salary	Salary Increase in 2024	2024 Base Salary
Robert J. Saltiel, Jr.	$860,000	0.0%	$860,000
Kelly Youngblood	$530,000	0.0%	$530,000
Daniel J. Churay	$450,000	0.0%	$450,000
Grant R. Bates	$410,000	0.0%	$410,000
Rance C. Long	$378,000	0.0%	$378,000
John P McCarthy	$357,000	0.0%	$357,000

Annual STI Cash Incentive

Our annual STI plan is a performance-based plan, which provides cash compensation to eligible employees (including the executive officers), based on performance relative to certain financial and operational metrics. The STI plan is designed to motivate executive officers to achieve the Company’s annual financial and operational goals, which in turn are designed to achieve long-term profitability and value for stockholders. In 2024, a majority of our salaried employees participated in the STI plan. An employee’s annual STI bonus is determined by multiplying the employee’s annual salary by the employee’s annual STI target percentage then by the performance percentage relative to performance metrics.

Annual STI Targets

The Compensation & Human Capital Committee reviews STI targets for the executive officers, including the NEOs, annually and approves annual STI target percentages for the executive officers based on its review of market data and other internal factors, subject to the terms of any employment agreements between the Company and the executives.

Consistent with our compensation process, the CEO provided the Committee with recommendations regarding the STI targets of the other NEOs. The Committee, then with advice from its independent compensation consultant, Meridian, determined whether the STI targets of the executive officers, including the NEOs, should be adjusted to reflect market conditions (based on peer and market compensation data) and performance.

Based on this review, the STI targets for our NEOs remained unchanged in 2024.

Annual STI Targets

Name	2023 STI Target %	2024 STI Target %	The annual cash incentive amount payable to each executive is calculated as follows: Annual Cash Incentive = Base Salary x STI Target % x Performance Relative to Performance Metrics
Robert J. Saltiel, Jr.	125%	125%
Kelly Youngblood	90%	90%
Daniel J. Churay	80%	80%
Grant R. Bates	75%	75%
Rance C. Long	75%	75%
John P McCarthy	70%	70%

2024 STI Plan Performance Metrics

For 2024, our STI targets for our NEOs were 87.5% on Adjusted EBITDA and 12.5% on safety measures.

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Adjusted EBITDA is a measure encompasses most cost and sales decisions of the Company, and we focused our management, including the NEOs, to increase Adjusted EBITDA and take advantage of the market opportunities in 2024. Adjusted EBITDA has been a prime measure of our STI programs since before we became a public company through our initial public offering in 2012. We set our 2024 Adjusted EBITDA target at $266.5 million compared to 2023 actual results of $250.3 million Adjusted EBITDA a 6.5% increase.

In addition, safety is a core value of our Company, and we continued to include safety targets as a component of our STI program. The use of safety measures underscores our commitment to a safe workplace and our desire to continually focus on and improve upon our safety results. For 2024, the safety targets included a total recordable incident rate (TRIR) target of 0.68 or less and a lost time incident rate (LTIR) target of 0.20 or less. These targets were set based on our strong performance in 2023, including a record-low LTIR in 2022, as well as three-year averages for these metrics. Both of 2024’s stretch safety targets were more stringent than the targets for 2023. The Committee set the 2024 TRIR target at 0.68, an 11% reduction compared to the 2023 target and a slight improvement over the 2023 achievement of 0.69. The LTIR target of 0.20 was set well below the 0.27 Company three-year average and below the 2023 target of 0.24 and actual 2023 achievement of 0.22, resulting in a 17% reduction over 2023’s target to incentivize continued performance improvement.

The following table sets forth the components of the 2024 STI plan, including the performance metrics, weighting of each, the targets at threshold, target and maximum performance, the payouts at each and the final payout calculation. The formulaic payouts for STI were 61.3% of target.

2024 STI Plan Metrics, Performance & Payouts

(all numbers in millions except for percentages and safety metrics)

Payout %*		25%	100%	200%
Performance Metric	Weighting	Threshold	Target	Maximum	Performance	Performance %	Payout %	Weighted Payout %
Adjusted EBITDA	87.5%	$133.3	$266.5	$399.8	$200.1	75.1%	62.6%	54.8%
LTIR	6.25%	0.30	0.20	0.10	0.27	65.0%	47.5%	3.0%
TRIR	6.25%	0.92	0.68	0.34	0.82	79.4%	56.3%	3.5%

	100.0%				Final Payout			61.3%

*	Between Threshold and Target,and Target and Maximum, payouts are interpolated on a straight line basis.

Long-Term Incentive Compensation

Our LTI equity compensation is granted on an annual basis to our executive officers and is designed to align the interests of management with those of our stockholders. For 2024, our long-term incentive (LTI) grants consist of 50% of three-year, graded vesting restricted stock units (RSUs) and 50% of three-year cliff vesting performance stock units (PSUs).

Alignment of LTI Compensation to Performance

Our LTI equity compensation is strongly linked to stock price performance.

●

The realized value of PSUs is tied to long-term performance because the value is directly related to the Company’s relative TSR. Because the PSUs pay out in the form of shares, the realized value of the shares that vest are tied to stock price performance. This also aligns NEO pay with shareholder value. The PSUs also provide retention value by vesting at the end of a three-year performance period.

●

Along with shareholder alignment, the primary purpose of the RSUs is to support retention and continuity of executive officers. The RSUs vest over a multi-year period (3-year graded vesting for annual grants). The realized value of the RSUs is also tied to stock price performance because the value of RSUs increases or decreases depending on our stock price at vesting.

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2024 Long-Term Incentive Grants

The table below describes the details of 2024 grants to the NEOs:

Grant Year 2024	RSUs	PSUs

Weighting	50% of grant value	50% of grant value

Vesting Schedule	Vesting 34% in year one and 33% in each of years two and three	Vesting at the end of three years, percentage of stock vested depends on relative TSR performance (compared to the companies in the OIH ETF and DNOW Inc. and the Russell 2000, taken as a whole) in four performance periods (2024, 2025, 2026 & 2024-26) each equally weighted at 25%

2024 PSU Grants

All of the target PSUs granted to NEOs in 2024 are based on relative TSR compared to companies in the OIH index and DNOW Inc. and the Russell 2000 (Total Return) Index (taken as a whole). The performance will be weighted equally (25%) for each of four performance periods:

●	January 1, 2024 until December 31, 2024

●	January 1, 2025 until December 31, 2025

●	January 1, 2026 until December 31, 2026

●	January 1, 2024, until December 31, 2026

The number of shares that will be issued upon settlement at the end of 2026 is based on the scale below for each of the performance periods. This scale has remained the same since grants made in 2016.

The following table sets forth the percentile performance and percentage of target PSUs earned at each percentile.

Relative TSR	% Target PSUs Earned*
≥ 90th percentile	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%

< 30th percentile	0%

*For any performance levels earned between the levels specified above, percentage of target shares earned will be interpolated on a straight-line basis.

If MRC Global’s TSR is negative for a performance period, the percentage of target units earned for that performance period is capped at target (100%).

We compare our TSR to the companies in the OIH index and DNOW Inc. and the Russell 2000 Total Return Index (taken as a whole) because investors generally compare MRC Global to companies that also have customers in the oil and gas business, with volatile spending patterns depending on

56	2025 Proxy Statement

commodity prices. We include DNOW Inc. because it is a direct competitor in certain of the sectors into which we sell. We often compete for talent with these companies. Each of our CEO, CFO and GC, for instance, have previously worked for oilfield service companies. Finally, many energy investors and sell-side analysts follow our Company along with these companies. Beginning in 2022, we added the Russell 2000 Total Return Index, an exchange traded fund, to the companies used in the relative TSR calculation for PSUs to better reflect our performance against the broader market and acknowledge the broader competition for investor capital. It should be noted that we compare performance against the Russell 2000 Total Return Index, taken as a whole, rather than each individual company in that fund. In 2023, we replaced the OSX with the OIH in our comparator group that is used to calculate relative TSR for our PSUs to better reflect our markets for investor capital. The OSX included companies such as Hess Corporation, which is an oil and gas operator rather than an oilfield service company. We changed to the OIH to better align the index with oilfield service companies and because the index includes a greater number of comparator companies. The following table provides a list of the companies in the OIH index:

OIH

Total Companies(1)	25 Ticker
Baker Hughes Co	BKR
Cactus Inc	WHD
Championx Corp	CHX
Core Laboratories Inc	CLB
Dril-Quip Inc (now Innovex)	INVX
Expro Group Holdings Nv	XPRO
Halliburton Co	HAL
Helix Energy Solutions Group Inc	HLX
Helmerich & Payne Inc	HP
Liberty Energy Inc	LBRT
Nabors Industries Ltd	NBR
Noble Corp Plc	NE
Nov Inc	NOV
Oceaneering International Inc	OII
Patterson-Uti Energy Inc	PTEN
Propetro Holding Corp	PUMP
Rpc Inc	RES
Schlumberger Nv	SLB
Select Energy Services Inc	WTTR
Technipfmc Plc	FTI
Tenaris Sa	TS
Tidewater Inc	TDW
Transocean Ltd	RIG
Valaris Ltd	VAL
Weatherford International Plc	WFRD

(1) List as of January 14, 2025

Consistent with our compensation process, for 2024, the CEO provided the Committee with recommendations regarding the LTI grants for the other NEOs. The Committee, then with advice from its independent compensation consultant, Meridian, determined the level of LTI grants for each NEO (based on peer and market compensation data) and performance. The Board approved the CEO’s LTI grant after a recommendation from the Committee.

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The following table sets forth the number of RSUs and PSUs granted to each NEO in 2024. The Compensation & Human Capital Committee determined a dollar value amount of RSUs and PSUs that it desired to grant each NEO (or in the case of the CEO, recommend to the Board to grant). To determine the dollar value, the Committee with advice from its independent compensation consultant, Meridian, benchmarked LTI awards and total compensation for each NEO against peer and industry data. It also considered performance of each executive as well as internal equity among the executives. It then expressed the dollar value of the desired grant as a percentage of salary based on this analysis. This dollar value amount was then divided by the 20-day VWAP of $10.40 as of the grant date in February 2024, to determine the number of units granted to each NEO. The targeted dollar values below are unchanged from 2023.

Name	RSU Grant Target Value*	Number of RSUs	Total PSU Grant Target Value*	Number of PSUs at Target

Robert J. Saltiel, Jr.	$2,042,500	196,395	$2,042,500	196,395

Kelly Youngblood	$ 728,750	70,073	$ 728,750	70,073

Daniel J. Churay	$ 405,000	38,943	$ 405,000	38,943

Grant R. Bates	$ 246,000	23,654	$ 246,000	23,654

Rance C. Long	$ 226,800	21,808	$ 226,800	21,808

John P. McCarthy	$ 196,350	18,880	$ 196,350	18,880

* Grant values vary from the values in the Summary Compensation Table because grant values represent the dollar value of the grant that the Compensation & Human Capital Committee desired to award, which is divided by the 20-day VWAP on the date of grant to determine the number of shares awarded, and the values in the Summary Compensation Table represent the fair market value of the award calculated by the different methodology set forth in FASB ASC Topic 718.

2022-2024 PSU Grant Performance

The 2022-2024 PSUs granted in 2022 vested in February 2025. As calculated below, the NEOs earned 125% of the target PSUs granted. 100% of the award was based on the Company’s relative TSR for the 2022-24 period compared to the TSR of companies in the OSX and DNOW Inc. plus the Russell 2000 ETF (taken as a whole).

The payout scale was the same as the 2024 PSU grants set forth in “– 2024 PSU Grants” above.

The 2022 PSU award was divided into four performance periods, with each period weighted equally at 25%. The final payout of 125% was determined by averaging the TSR results of all four tranches.

The table below shows the 2022-24 award performance and payout level for each tranche:

Tranche	Performance Period	MRC Global Percentile Ranking	Weighting	MRC Global Payout
1	01/01/2022 - 12/31/2022	76th percentile	25%	166%
2	01/01/2023 - 12/31/2023	24th percentile	25%	0%
3	01/01/2024 - 12/31/2024	76th percentile	25%	166%
4	01/01/2022 - 12/31/2024	76th percentile	25%	166%
			Average	125%

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The following table sets forth the results for each NEO:

Name	Grant Date Target Value[1] ($)	Total # of PSUs at Target[2]	Total # of Target PSUs Vested

Robert J. Saltiel, Jr.	1,650,000	214,286	267,858

Kelly Youngblood	500,000	64,935	81,169

Daniel J. Churay	297,500	38,636	48,295

Grant R. Bates	214,500	27,857	34,822

Rance C. Long	198,000	25,714	32,143

John P. McCarthy	170,000	22,078	27,598

(1) Grant Date Target Values represent the value that the Compensation & Human Capital Committee desired to award.

(2) Total # of PSUs at Target Grant equal the Grant Date Target Value divided by the 20-day VWAP of the Company’s common stock on the date of grant.

Benefits and Perquisites

The Compensation & Human Capital Committee reviews the benefits and perquisites provided to certain of the executive officers on an annual basis to review the reasonableness of these programs. We provide competitive health, welfare and retirement benefits to our Company’s employees. Other than as outlined below, our current NEOs do not receive any additional benefits or perquisites.

The Company provides Mr. McCarthy a country club membership to entertain representatives of customers. Mr. Long ceased receiving this benefit at year end. While these memberships may also be used for personal purposes, the executive must pay any personal use charges. Both individuals received an imputed benefit of the Company-paid dues for personal use in addition to the specific personal charges for which they personally pay.

Mr. Bates received a car allowance, and Mr. McCarthy received use of a company vehicle that can be used for business or personal purposes. Mr. Long also received use of a company vehicle until October 2024, when he was no longer an executive officer.

The Company provides a paid executive physical for its executive officers, including the NEOs. In 2024, Messrs. Saltiel, Youngblood, Churay and Long participated in this benefit.

Company-paid parking was provided for all executive officers, except Mr. Bates.

Each NEO may participate along with all other employees in Company benefits such as our employee health, dental and prescription drug plans, defined contribution retirement plan and group life insurance and disability plans.

We provide our current NEOs with certain severance payments and benefits pursuant to an executive separation policy or individual employment agreements in the event of a termination of their employment under certain circumstances. We designed these agreements to promote stability and continuity of senior management. For additional information, see “Potential Payments upon Termination or Change in Control”.

Realized Pay

The Compensation & Human Capital Committee strongly believes that our executive compensation programs must demonstrate long-term alignment of pay with our performance. This requires that the amount earned by our executive officers must depend upon achieving our demanding performance objectives designed to enhance long-term stockholder value. Each year a significant portion of each NEO’s compensation is “at-risk” in the form of STI and LTI.

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Since 2020, our PSUs have vested on average at 57.1% of the target opportunity granted. During this period, our business has experienced significant downturns in our markets followed by a rebound after the COVID-19 lockdown year of 2020. From 2020 until 2022, our PSU payouts have decreased as our stock price has absorbed the impacts of these downturns. In particular, there were no payouts on the PSUs for the 2019-2021 and 2020-2022 grants. The payout for the 2021-2023 and 2022-2024 grants have rebounded from these lows.

We have also set stretch targets to reach annual STI bonus payouts. From 2020 through 2024, our STI plan has paid out at an average of 88.8% of target. With the exception of 2022, these payouts have been below target and reflective of the difficult operating environment that our Company has faced.

The following charts illustrates these payouts for both our PSUs and our STI annual incentives.

The following NEOs had unexercised options that were granted from 2011 to 2014 that expired since 2021 without being exercised as the strike price was above current market. These options were terminated and forfeited. The NEOs do not hold any remaining unexercised options.

Expired Forfeited Options
NEO	Grant Year / Expiring Year
	2011 / 2021	2012 / 2022	2013 / 2023	2014 / 2024
Daniel J. Churay	83,751	48,000	34,952	25,109
Grant R. Bates	—	47,505	4,925	4,046
Rance C. Long	1,657	4,254	6,524	2,636
John P. McCarthy	2,762		1,615	1,523

The Committee believes that the Company has consistently set stretch goals for its executive officers, which have often resulted in payouts below target when those goals were not met. The Committee believes that its compensation practices are aligned with shareholder interests and stock performance and that the historic reduced payout percentages have been aligned with declines in our stock price during the Company’s cyclical downturns.

Other Matters Related to Compensation

Equity Ownership Guidelines

The Compensation & Human Capital Committee believes that the Company’s executive officers and directors should own and hold a position in the common stock of the Company to further align their

60	2025 Proxy Statement

interests and actions with the interests of the Company’s stockholders. In addition, the Committee believes that the investment community values officer and director stock ownership, and that stock ownership demonstrates a commitment to and belief in the success and long-term profitability of the Company. Our active executive officers and directors owned 2.0% of the Company’s outstanding common stock as of March 31, 2025. The Committee has adopted the Equity Ownership Guidelines described as follows.

Position	Equity Ownership Guidelines

Chief Executive Officer	5 times base salary

Executive Vice Presidents	3 times base salary

Senior Vice Presidents	3 times base salary

Non-employee Directors	5 times annual cash Board retainer (excludes committee retainers)

The Committee intends for executive officers and directors who are or become subject to these guidelines to achieve the applicable ownership guideline within five years from the date of adoption of the guidelines or the date the participant becomes subject to the guidelines. If an executive officer (or director) becomes subject to a greater ownership amount, due to promotion or an increase in base salary (or annual cash retainer), the executive officer (or director) is expected to meet the incrementally higher ownership amount within the later of three years from the effective date of the promotion or increase in base salary or cash retainer and the end of the original five-year period. The three-year period to achieve the incremental guideline begins in January following the year of the promotion or increase in base salary or cash retainer.

The value of the following shares of Common Stock count as “ownership” for the purpose of the Equity Ownership Guidelines when held by an executive officer or director: purchased shares; vested shares from an award; shares beneficially owned; the value of in-the-money, vested stock options; restricted shares; RSUs; and shares from PSUs for completed performance periods where the performance is known and the number of shares upon vesting for that performance period is determinable as those shares have essentially converted from PSUs to RSUs.

If an executive officer or director is not in compliance with the guidelines, the Committee may determine the appropriate action to take, which may include holding requirements on new grants of shares or the payment of a portion of the annual cash incentive or cash retainer in shares of our common stock. Starting in 2025, the Committee has added a provision to awards that vested shares subject to the award may not be sold unless an executive or director is in compliance with the Equity Ownership Guidelines and requires those shares to bear a restrictive legend or be subject to a stop transfer instruction to that effect. Any additional restrictions on previous awards must be agreed to by the executive officer or director. These guidelines may be waived, at the discretion of the Committee, if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement.

All of our executive officers and directors met the equity ownership guidelines as of December 31, 2024.

Anti-Hedging and Anti-Pledging Policy

Pursuant to the Company’s Securities Trading and Disclosure Policy, directors and executive officers of the Company that are subject to the requirements of Section 16(b) of the Exchange Act are prohibited from engaging in short-term or speculative transactions involving Company securities including:

●	Engaging in short sales;

●	Engaging in transactions in put options, call options or other derivative securities related to Company securities on an exchange or in any other organized market;

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●	Engaging in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps and collars; and

●	Holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Prohibition on Re-pricing of Stock Options and Stock Appreciation Rights without Stockholder Approval

Pursuant to the terms of the Omnibus Incentive Plan, as amended, the Committee has no authority to make any adjustment (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the plan) or amendment and no adjustment or amendment shall be made, that reduces or would have the effect of reducing the option price of an option or the grant price of a stock appreciation right previously granted under the plan whether through amendment, cancellation or replacement grants or other means, unless the Company’s stockholders approve the adjustment or amendment.

Executive Compensation Clawback Policy

Pursuant to the Company’s Executive Compensation Clawback Policy (the “Policy”), effective as of October 2, 2023, the Company can recoup Covered Compensation (defined below) from the Company’s current and former executive officers who are subject to the requirements of Section 16 of the Exchange Act and such other senior executives or employees who the Board or Compensation & Human Capital Committee may include from time to time by amendment to the Policy (the “Covered Executives”). “Covered Compensation” means Incentive Compensation (defined below) that is granted to, earned by or vested in favor of Covered Executives on or after October 2, 2023 and after the date an executive becomes a Covered Executive. Covered Compensation does not include any compensation that an executive received during any three-year recoupment period described below if the executive was not a Covered Executive during that period.

If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Committee will require reimbursement or forfeiture of any excess Covered Compensation that each Covered Executive received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

“Incentive Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure (defined below). Incentive Compensation is “received” for purposes of the Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of such Incentive Compensation occurs after the end of that period. The following are examples of Incentive Compensation of the Company that are based on a Financial Reporting Measure:

●	annual cash short-term incentive (STI)

●	PSUs

A “Financial Reporting Measure” is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure, (ii) stock price and (iii) total shareholder return.

The recouped amount resulting from the restatement will be the excess of the Covered Compensation paid to the Covered Executive based on the erroneous data over the Covered Compensation that would have been paid to the Covered Executive had it been based on the restated results. See the MRC Global Inc. Executive Compensation Clawback Policy filed as Exhibit 10.9 to the 2024 Form 10-K. The Company’s prior Executive Compensation Clawback Policy dated February 19, 2015 was terminated as of October 2, 2023 but shall continue to apply for compensation received prior to October 2, 2023.

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Compensation & Human Capital Committee Interlocks and Insider Participation

Our Compensation & Human Capital Committee is comprised solely of independent members of the Company’s Board and includes Messrs. Anthony, Damiris and Silvers and Dr. McEntee. Ms. Adams was Chair of the Committee until November 2024, when she became Board Chair and left the Committee. Mr. Anthony then became Chair of the Committee. No member of the Committee was an officer or employee of the Company during 2024, and no member of the Committee was formerly an officer of MRC Global or any of its subsidiaries. None of our executive officers served as a member of a compensation committee or board of directors of any other company where one of our Board members is an executive officer.

Compensation & Human Capital Committee Report

The Compensation & Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with Meridian, management and with the Board. Based on that review and discussion, the Committee, on behalf of the Board, has recommended that this Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended December 31, 2024.

The 2024-25 Compensation & Human Capital Committee

Leonard M. Anthony, Chair
George J. Damiris
Dr. Anne McEntee
Daniel B. Silvers

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PROPOSAL II:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER

COMPENSATION

We are required by Section 14A of the Exchange Act to, and accordingly, request our stockholders to approve, on an advisory basis, a non-binding resolution approving our named executive officer (NEO) compensation as disclosed in accordance with the SEC’s rules in this Proxy Statement. This proposal is commonly known as a “Say-on-Pay” proposal.

As discussed in the “Compensation Discussion and Analysis” as well as in the tables, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our executive officers for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning the interests of our executive officers with the interests of our stockholders.

We are seeking our stockholders’ support for our NEO compensation as this Proxy Statement details. This proposal is solicited in response to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles and pay practices as this Proxy Statement describes. The Board asks for you to approve, on a non-binding basis, the following advisory resolution:

RESOLVED, that the stockholders of MRC Global Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended, including the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any Board decision or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation. Subject to the outcome of the stockholder vote on Proposal III, we expect the next advisory vote following the vote at the Annual Meeting on our compensation of our named executive officers will take place at our 2026 Annual Meeting.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S NEO COMPENSATION.

Risk in Relation to Compensation Programs

We have performed a review of all of our material compensation plans and have concluded that there are no plans that provide meaningful incentives for employees, including the NEOs, to take risks that

64	2025 Proxy Statement

would be reasonably likely to have a material adverse effect on us. Because our current compensation plans have a cap on the amount of incentive compensation that can be paid under the plans, risk of excessive compensation is negligible. This limit also has the effect of not encouraging operational or strategic decisions that expose the Company to undue risk.

Summary Compensation Table for 2024

The following table, footnotes and the narrative discussion above in “Compensation Discussion and Analysis” set forth information with respect to compensation earned during each of the fiscal years ended 2022, 2023 and 2024 by our NEOs.

	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Robert J. Saltiel, Jr.	2024	860,000	658,657	4,446,383	27,554	5,992,594
President and Chief Executive Officer	2023	856,635	861,445	4,914,551	21,064	6,653,695
	2022	825,000	1,787,156	3,578,576	15,287	6,206,019
Kelly Youngblood	2024	530,000	292,260	1,586,453	24,932	2,433,645
Executive Vice President and	2023	527,116	381,654	1,706,918	18,442	2,634,130
Chief Financial Officer	2022	500,000	693,200	1,064,285	13,137	2,270,622
Daniel J. Churay	2024	450,000	220,574	881,670	27,554	1,579,797
Executive Vice President –	2023	447,596	288,070	948,618	21,064	1,705,348
Corporate Affairs, General Counsel & Corporate Secretary	2022	425,000	552,394	633,244	15,759	1,626,397
Grant R. Bates	2024	410,000	188,407	535,527	28,422	1,162,355
Senior Vice President –	2023	408,077	246,221	576,210	27,822	1,258,330
U.S. Operations & E-Commerce	2022	380,000	493,905	456,576	65,465	1,395,946
Rance C. Long (4)	2024	378,000	173,702	493,733	40,823	1,086,258
Senior Vice President –	2023	376,269	227,029	531,214	36,956	1,171,468
Marketing Strategy	2022	345,000	448,414	421,452	27,265	1,242,131
John P. McCarthy (5)	2024	357,000	153,115	427,443	42,306	979,864
Senior Vice President – Supply Chain, Quality & Technical Sales

Notes to Summary Compensation Table for 2024

(1)	See “Compensation Discussion and Analysis – 2024 STI Plan Performance Metrics” for a discussion of the 2024 STI payouts.

(2)

The amounts in this column represent the grant date fair value of the RSU and PSU awards at target performance, calculated pursuant to FASB ASC Topic 718. PSUs vest at the end of a three-year period based on relative TSR performance for each of four periods with payouts ranging from 0% - 200%. For PSU awards, the fair value is estimated on the date of grant based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OSX index for 2022 and the OIH index for 2023 and 2024 (and DNOW Inc. plus the Russell 2000 Index, taken as a whole). For example, for 2024 grants, this model produced a fair value per share of $12.17 for the relative TSR component of Mr. Saltiel’s PSUs, which was above the $10.47 fair value of his RSUs.

For more information on the calculations used to determine stock-based compensation, please see Notes 1 and 15 to our 2024 Audited Financial Statements filed with the Company’s Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025.

65	2025 Proxy Statement

(3)	Amounts in this column for 2024 are set forth in the following table:

2024 All Other Compensation

Name	401(k) Match	Life Insurance > $50,000	Car Allowance/ Personal Use of Company Car	Executive Physical	Country Club Dues	Parking	Total

Robert J. Saltiel, Jr.	$13,800	$7,524	$0	$2,150	$0	$4,080	$27,554

Kelly Youngblood	$13,800	$4,902	$0	$2,150	$0	$4,080	$24,932

Daniel J. Churay	$13,800	$7,524	$0	$2,150	$0	$4,080	$27,554

Grant R. Bates	$13,800	$2,622	$12,000	$0	$0	$0	$28,422

Rance C. Long	$13,800	$4,902	$9,250	$2,150	$7,997	$2,724	$40,823

John P. McCarthy	$13,800	$4,902	$8,652	$0	$12,228	$2,724	$42,306

(4)	Mr. Long ceased to be an executive officer in October 2024, when he transitioned to his new role as Senior Vice President – Marketing Strategy.

(5)	Mr. McCarthy was not an NEO in 2023.

Grants of Plan-Based Awards in Fiscal Year 2024

The following table summarizes grants of RSUs, PSUs and annual STI cash awards provided to NEOs in 2024. The material terms of the Company’s annual cash incentive and long-term equity compensation programs are described in the “Compensation Discussion and Analysis” of this Proxy Statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name	Grant Date(s)	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert J. Saltiel, Jr.	2/7/2024	16,797	1,075,000	2,150,000				196,395	2,056,256
	2/7/2024				24,549	196,395	392,790		2,390,127
Kelly Youngblood	2/7/2024	7,453	477,000	954,000				70,073	733,664
	2/7/2024				8,759	70,073	140,146		852,788
Daniel J. Churay	2/7/2024	5,625	360,000	720,000				38,943	407,733
	2/7/2024				4,868	38,943	77,886		473,936
Grant R. Bates	2/7/2024	4,805	307,500	615,000				23,654	247,657
	2/7/2024				2,957	23,654	47,308		287,869
Rance C. Long	2/7/2024	4,430	283,500	567,000				21,808	228,330
	2/7/2024				2,726	21,808	43,616		265,403
John P. McCarthy	2/7/2024	3,905	249,900	499,800				18,880	197,674
	2/7/2024				2,360	18,880	37,760		229,770

(1)

Under the STI plan each NEO’s bonus is based 87.5% on Adjusted EBITDA and 12.5% on 2024 safety measures (TRIR and LTIR, which are weighted at 6.25% each). The amounts in this column reflect the threshold payout for the NEO if the Company had only achieved one of the two safety measures and failed to achieve a payout on the Adjusted EBITDA measure.

(2)

LTI equity grants included PSUs, which will vest at the end of three years based on relative total shareholder return performance (compared to companies in the OIH index and DNOW Inc. plus the Russell 2000 Index, take as a whole) in four separate performance periods, each weighted at 25%. Payouts may range from 0% to 200% of target shares.

(3)

The amounts in this column represent the grant date fair value of the RSUs and PSUs, calculated pursuant to FASB ASC Topic 718. See “Compensation Discussion and Analysis – 2024 Long Term Incentive Compensation” for a discussion of the 2024 LTI grants.

66	2025 Proxy Statement

Outstanding Equity Awards at 2024 Fiscal Year-End

Name	Grant Date	Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Robert J. Saltiel, Jr.	2/8/2022	70,715(2)	903,738	214,286(3)	2,738,575
	2/7/2023	106,313(2)	1,358,680	161,080(3)	2,058,602
	2/7/2024	196,395(2)	2,509,928	196,395(3)	2,509,928

Kelly Youngblood	2/7/2022	21,430(2)	273,875	64,935(3)	829,869
	2/6/2023	37,932(2)	484,771	57,472(3)	734,492
	2/7/2024	70,073(2)	895,533	70,073(3)	895,533

Daniel J. Churay	2/7/2022	12,751(2)	162,958	38,636(3)	493,768
	2/6/2023	21,081(2)	269,415	31,940(3)	408,193
	2/7/2024	38,943(2)	497,692	38,943(3)	497,692

Grant R. Bates	2/7/2022	9,194(2)	117,499	27,857(3)	356,012
	2/6/2023	12,805(2)	163,648	19,401(3)	247,945
	2/7/2024	23,654(2)	302,298	23,654(3)	302,298

Rance C. Long	2/7/2022	8,487(2)	108,464	25,714(3)	328,625
	2/6/2023	11,805(2)	150,868	17,886(3)	228,583
	2/7/2024	21,808(2)	278,706	21,808(3)	278,706

John P. McCarthy	2/7/2022	7,287(2)	93,128	22,078(3)	282,157
	2/6/2023	10,221(2)	130,624	15,485(3)	197,898
	2/7/2024	18,880(2)	241,286	18,880(3)	241,286

Note:	MRC Global does not have any outstanding stock options.

(1)	Closing price of $12.78 on December 31, 2024, the last trading day of the year, was used to determine market value.

(2)

PSUs granted in February 2022, 2023 and 2024 vest after the completion of the 3-year performance period and the achievement of pre-established performance targets, upon the determination and certification by the Compensation & Human Capital Committee that such targets have been met.

(3)	RSUs granted in February 2022, 2023 and 2024 vest 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries of the date of grant.

67	2025 Proxy Statement

Stock Vested During 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Saltiel, Jr.	242,579	2,797,327
Kelly Youngblood	67,701	724,808
Daniel J. Churay	42,029	452,007
Grant R. Bates	28,479	307,206
Rance C. Long	20,033	211,895
John P. McCarthy	18,016	190,705

(1)	Reflects value of RSUs that vested on February 6, 2024, February 7, 2024, February 8, 2024, March 15, 2024 and May 3, 2024.

(2)

The value realized upon vesting is based on the closing price of our common stock on February 6, 2024 of $10.47, February 7, 2024 of $10.53, February 8, 2024 of $10.77, March 15, 2024 of $12.46 and May 3, 2024 of $11.51. No NEO exercised any options in 2024, and any remaining options expired in 2024.

CEO Pay Ratio

For 2024, the CEO to median employee pay ratio is 70:1. We calculated the CEO pay ratio for MRC Global in 2024 in accordance with the SEC disclosure requirements of executive compensation under Item 402(u) of Regulation S-K. In accordance with Item 402(u), we selected a new median employee for 2024 by calculating the median for 2024 total target cash compensation (which includes base salary or pay and annual cash incentive at target) for all full and part time employees of MRC Global as of December 31, 2024, excluding our CEO. We included employees from all countries where we operate in this calculation, without exception. We believe that total target cash compensation is an appropriate measure to identify the median employee, since the use of long-term equity compensation is not widespread at MRC Global. Less than 5% of MRC Global employees receive long-term equity compensation.

We calculated 2024 annual total compensation for both our current CEO, Robert Saltiel, and the 2024 annual total compensation for the median employee, using the same definition for total compensation as set forth in the Proxy Statement’s Summary Compensation Table (“SCT”) plus the value of benefits not reported in the SCT. The CEO pay ratio was then determined by dividing the total compensation as calculated above for the CEO by the total compensation for the median employee.

Type of Compensation	CEO	Median Employee

Base Salary or Pay	$860,000	$73,763

Annual Incentive Compensation	$658,657	$2,720

Long Term Equity Awards	$4,446,383	$0

All Other Compensation	$27,554	$1,471

Benefits Not Reported in SCT*	$9,653	$8,025

Total	$6,002,247	$85,979

CEO to Median Employee Pay Ratio	70:1

*Benefits Not Reported in the SCT include Company contributions to the medical, dental, accidental death and dismemberment, short-term disability and long-term disability plans, and the portion of group term life insurance premium that is not imputed income.

68	2025 Proxy Statement

Pay Versus Performance
The following table sets forth certain compensation information for the Company’s two principal executive officers (“PEOs”) during the
2020-24
period (CEOs, Andrew Lane and Robert Saltiel), the average compensation during each year in that period for the other NEOs, the cumulative total shareholder return (TSR) of MRC Global and the companies in the OIH Index (expressed as the annual amount of $100 invested in each at the end of 2019) and MRC Global’s annual Net Income and Adjusted EBITDA. See “Reconciliation of
Non-GAAP
Financial Measures From GAAP – Adjusted EBITDA”. Note that the Company has changed to using VanEck Oil Services ETF (the OIH Index) rather than the Philadelphia Oilfield Services Index (the “OSX Index”) to better reflect our markets for investor capital. The OSX Index included companies such as Hess Corporation, which is an oil and gas operator rather than oilfield service companies. We changed to the OIH Index to better align the index with oilfield service companies and because the index includes a greater number of comparator companies. Note also that “Compensation Actually Paid” or “CAP” does not reflect actual payments to each executive but rather a mix of payments, vestings of equity and changes in equity values as further set forth in the CAP Calculation Detail tables below.

Pay vs. Performance
							Value of Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO	Summary Compensation Table Total for Second PEO	Compensation Actually Paid to First PEO (2) (3)	Compensation Actually Paid to Second PEO (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs (3) (4)	Total Shareholder Return (5)	OIH Index Total Shareholder Return (5)	Net Income (Loss)	Adjusted EBITDA (6)
2024	—	$5,992,594	—	$ 9,214,055	$1,448,384	$1,974,803	$94	$109	$ 49,616,000	$200,123,000
2023	—	$6,653,695	—	$ 3,144,397	$1,692,319	$1,130,373	$81	$122	$ 90,000,000	$250,000,000
2022	—	$6,206,019	—	$11,019,566	$1,633,774	$2,549,179	$85	$119	$ 75,000,000	$261,000,000
2021	$1,067,972	$5,922,877	($ 103,009)	$ 4,521,852	$1,491,918	$1,211,125	$50	$ 71	($ 14,000,000)	$146,000,000
2020	$8,436,273	—	$2,407,746	—	$1,113,767	$ 175,299	$49	$ 59	($274,000,000)	$ 97,000,000

(1)	MRC Global’s first PEO for 2020-21 was Andrew Lane. MRC Global’s second PEO for 2021-24 was Robert Saltiel.

(2)	See PEO CAP Calculation Detail table below for details of CAP calculations for PEOs.

(3)
The fair value as of the applicable fiscal year end (prior to vesting) for RSUs and PSU awards at target performance was calculated pursuant to FASB ASC Topic 718. For 2020 and 2021, the PSUs vest at the end of a three-year performance period with payouts ranging from 0% - 200% for both the relative TSR component and a RANCE component. For 2022, 2023, and 2024, the PSUs vest at the end of a three-year period based on relative TSR performance for each of four periods with payouts ranging from 0% - 200%. For PSU awards based on relative TSR, the fair value is estimated at year end based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in the OIH index (or OSX index in 2023), DNOW Inc. and the Russell 2000 Index (taken as a whole). With respect to the RANCE component for 2020 and 2021 PSU grants, the number of shares for the RANCE component was adjusted to take into account performance.

(4)	See Non-PEO Average CAP Calculation Detail table below for details of CAP calculations for non-PEO NEOs.

(5)	TSR is based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

(6)
The Board, and its Compensation & Human Capital Committee, determined that Adjusted EBITDA was the most important financial performance measure that the Company used to link compensation actually paid to our NEOs to financial performance for 2024. The Company and investors use Adjusted EBITDA to assess the performance of MRC Global’s business over time and against similar companies. Adjusted EBITDA directly impacts the executive annual cash bonus payments. We believe adjusted EBITDA provides investors a helpful measure for comparing our operating performance with the performance of other companies that may have different financing and capital structures or tax rates. We believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, which can vary substantially from company to company depending upon the nature and extent of acquisitions.

69	2025 Proxy Statement

PEOs CAP Calculation Detail

	PEO 1 (Andrew Lane)			PEO 2 (Robert Saltiel)
Compensation Element	2020	2021	2021	2022	2023	2024
SCT Reported Total Compensation	$8,436,273	$1,067,972	$5,922,877	$6,206,019	$6,653,695	$5,992,594
Aggregate SCT Reported Equity Compensation (-)	$6,862,393	$797,807	$4,804,408	$3,578,576	$4,914,551	$4,446,383
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$5,591,848	$0	$3,403,383	$5,719,293	$3,455,166	$5,736,698
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding (+)	($3,807,047)	($972,078)	$0	$2,384,784	($2,008,090)	$1,853,666
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$0	$0	$0	$0	$0	$0
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY (+)	($950,935)	$598,904	$0	$288,045	($41,823)	$77,480
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0	$0	$0	$0
CAP	$2,407,746	($103,009)	$4,521,852	$11,019,566	$3,144,397	$9,214,055

Non-PEO NEOs Average CAP Calculation Detail

	Year
Compensation Element	2020	2021	2022	2023	2024
SCT Reported Total Compensation	$1,113,767	$1,491,918	$1,633,774	$1,692,319	$1,448,384
Aggregate SCT Reported Equity Compensation (-)	$463,921	$780,052	$643,889	$940,740	$784,965
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$211,665	$524,633	$1,048,530	$679,423	$1,012,757
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding (+)	($553,319)	($84,835)	$413,122	($345,936)	$316,783
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$0	$942	$0	$0	$0
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY (+)	($132,893)	$58,519	$97,642	$45,307	($18,156)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0	$0	$0
CAP	$175,299	$1,211,125	$2,549,179	$1,130,373	$1,974,803
The following table sets forth the four principal compensation measures that the Company used to measure the performance of its executive officers, including the NEOs, during 2024.

2024 Compensation Performance Measures
Adjusted EBITDA
TRIR
LWDR
3-Year TSR
1-Year TSR
See “Compensation, Discussion & Analysis – 2024 Executive Compensation Program” for more details.

70	2025 Proxy Statement

The following graph shows the relationship between each of Net Income and Adjusted EBITDA and CAP for our PEOs and the average of the other NEOs in each year. See “Reconciliation of
Non-GAAP
Financial Measures From GAAP – Adjusted EBITDA”.

The following graphs show the relationship between MRC Global’s cumulative TSR since December 31, 2019 each year through the end of 2024 and the cumulative TSR of the companies in the OIH Index as well as CAP as set forth in the Pay vs Performance table above. For further information see Item 5 of the Company’s Form
10-K
for the year ended December 31, 2024.

Employment and Other Agreements
Each of
Robert
J. Saltiel, Jr., President and CEO, and Kelly Youngblood, the Company’s Executive Vice President and Chief Financial Officer, have entered into an employment agreement with the Company. Mr. Saltiel’s agreement commenced in March 2021, and Mr. Youngblood’s agreement commenced in November 2019, when each of them respectively started with the Company. Each of their respective agreements were amended in August 2023. In addition to the terms of these agreements described below, the employment agreements provide for certain severance payments and benefits following a termination of employment under certain circumstances. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.
Each of Messrs. Churay, Bates, Long and McCarthy are not subject to employment agreements with the Company. Messrs. Churay, Bates, Long and McCarthy will receive certain severance payments and benefits following a termination of employment under certain circumstances pursuant to the Company’s Executive Separation Policy and the terms of their RSU and PSU award agreements. These benefits are described in the section titled “Potential Payments upon Termination or Change in Control”.

71	2025 Proxy Statement

Both of the employment agreements of Mr. Saltiel and Mr. Youngblood have a term of one year beginning August 4, 2023 and will be extended on each subsequent anniversary for one additional year, unless either the Company or the executive gives ninety days’ written notice of non-renewal.
Each of their agreements provides for a base salary (in 2024, $860,000 per year for Mr. Saltiel and $530,000 per year for Mr. Youngblood), to be reviewed annually. Each of their agreements also provides for an annual cash incentive opportunity, for each completed fiscal year, to be based upon individual or Company performance criteria that the Board establishes. Mr. Saltiel’s 2024 target annual incentive opportunity was 125% of base salary, and Mr. Youngblood’s 2024 target annual incentive opportunity was 90% of his base salary. Both of Mr. Saltiel and Mr. Youngblood are subject to covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during their employment and for 24 months, in the case of Mr. Saltiel, and 18 months, in the case of Mr. Youngblood, thereafter and are subject to perpetual restrictive covenants regarding confidentiality, non-disparagement
and proprietary rights.
The employment agreements
do not
contain any of the following provisions:

●	Multi-year guaranteed salary increases

●	Guaranteed non-performance bonuses or equity compensation

●	Excise tax gross-ups
Potential Payments upon Termination or Change in Control
Each of the employment agreements of Messrs. Saltiel and Youngblood entitle the executive to certain payments and benefits following a termination of employment under certain circumstances and upon a change in control. Upon termination of employment under certain circumstances, each of Messrs. Churay, Bates, Long and McCarthy will receive certain separation payments and benefits pursuant to the Company’s Executive Separation Policy. In addition, upon a change in control, all of the NEOs will fully vest in their RSUs, and their PSUs (other than those granted in 2024) will vest based on achievement of applicable performance criteria through the date of the change in control;
provided
that PSUs for which the applicable performance period had not yet commenced will be deemed vested at target performance. For PSU and RSU grants made beginning in 2024, PSUs and RSUs do not automatically vest upon a change in control so long as the unvested awards are replaced with equity of an equal value by an acquiror, which equity is listed on a major U.S. stock exchange (
i.e.
NASDAQ or the New York Stock Exchange). So long as this replacement occurs, the equity will not vest upon a change in control but will vest if the recipient’s employment is terminated without “Cause” or the recipient leaves the Company for “Good Reason” (as those terms are defined in the PSU and RSU agreements).
Thus, grants beginning in 2024 have “
double trigger
” vesting upon a change in control
. These benefits are summarized below and reflect obligations pursuant to employment agreements as well as pursuant to other compensatory arrangements.
Voluntary Separation
In the event of an executive’s voluntary separation from employment (other than retirement or for good reason), all unvested RSUs and PSUs that the executive holds will be forfeited unless the executive meets the “retirement” provisions of the applicable award agreement as described in the following paragraph or is entitled to vesting or continued vesting for a termination for good reason pursuant to an employment agreement or the Executive Separation Policy.
Subject to the matters discussed in the immediately following paragraph, under terms of the RSUs and PSUs granted under the Omnibus Incentive Plan (as amended, the “Omnibus Incentive Plan”), if an NEO retires and either:

(a)	the NEO is at least 65 years of age, or

(b)
the NEO’s age plus years of service is equal to at least 80, subject to Company having employed the NEO for at least one year following the date of grant (unless the Company waives this requirement) and subject to continued adherence to the restrictive covenants in

72	2025 Proxy Statement

each award agreement, including (among others) those that require them to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees until the award is fully vested during retirement,

(A)	the RSUs will continue to vest in accordance with the applicable time-based vesting schedule as if the NEO remained employed by the Company and

(B)
the PSUs will continue to be eligible to vest as if the NEO remained employed by the Company, prorated based on the number of days the Company employed the NEO in each particular performance period prior to the NEO’s retirement.

None of the current NEOs is 65 years of age, and, with the exception of Mr. Long, none of the current NEOs age plus years of service is at least 80.
Pursuant to their respective employment agreements, if either of Messrs. Saltiel or Youngblood remains employed through March 15, 2026 or November 18, 2024, respectively (for each, the “Target Date”) and voluntarily leaves or retires from employment on that date or thereafter, or if the Company decides to terminate their employment other than for Cause (as defined in their respective employment agreements), death or Disability (as defined in their respective employment agreements) or Messrs. Saltiel or Youngblood terminate employment for Good Reason (as defined in their respective employment agreements) prior to their respective Target Date, the executive will be deemed to have satisfied any “retirement” requirement for the purposes of any outstanding equity award agreement that the Company granted to them under the Omnibus Incentive Plan prior to their departure, the executive will be entitled to continued vesting pursuant to the retirement provisions of each such agreement and any requirement under the award agreement that the executive must remain employed with the Company for any period of time prior to such “retirement” for the award to vest will be waived;
provided
, that in the case of any PSU award agreement the amount payable under the award will be prorated and in the case of any RSU award agreement the amount payable under the award shall be payable within 30 days following the date the award becomes vested. As Mr. Youngblood met his Target Date, he has been afforded “retirement” treatment pursuant to this provision.
To receive the retirement benefit of continued vesting upon “retirement”, each of them must meet the Company’s Equity Ownership Guidelines and continue to adhere to the restrictive covenants in each award agreement, including those that require them to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees until the award is fully vested during retirement. Mr. Youngblood met the conditions of this benefit on his Target Date.
If a NEO had voluntarily terminated his employment as of December 31, 2024, each of the current NEOs would have been entitled to unpaid obligations as of that date including salary and accrued but unused vacation time as of the termination date, each as set forth in the table below. There would have been no accelerated vesting of equity at that date.

Name	Accrued Obligations ($)(1)

Robert J. Saltiel, Jr.	3,308

Kelly Youngblood	—

Daniel J. Churay	7,788

Grant R. Bates	4,731

Rance C. Long	11,631

John P. McCarthy	2,060

(1)	These amounts represent accrued but unused vacation time as of December 31, 2024.

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Termination without Cause or Resignation for Good Reason
Each of Mr. Saltiel’s and Mr. Youngblood’s employment agreements provides that if his employment is terminated other than for “Cause”, death or “Disability” or if he resigns for “Good Reason”, the executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, unpaid annual cash incentive for prior periods, expense reimbursement and vacation pay);

●
Monthly separation payments equal to the sum of 1/12
th
of annual base salary at the rate in effect immediately prior to termination and 1/12 th
target annual cash incentive for 24 months, in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood, following termination;

●	Continuation of medical benefits through reimbursement of premiums for 24 months in the case of Mr. Saltiel, and for 18 months, in the case of Mr. Youngblood;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●
As Mr. Saltiel has not yet been afforded “retirement” treatment as described above, his RSUs will continue to vest for 24 months after his termination of employment and his PSUs will remain eligible to vest based on actual performance, prorated based on the number of days the Company employed him in each performance period, plus vesting credit for an additional 24 months in the case of Mr. Saltiel. Mr. Youngblood will be afforded “retirement” treatment, and his equity will continue to vest as described in “– Voluntary Separation” above.

These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants (among others) prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 24 months following Mr. Saltiel’s termination and for 18 months following Mr. Youngblood’s termination. In addition, Messrs. Saltiel and Youngblood are subject to perpetual restrictive covenants regarding confidentiality, non-disparagement
and proprietary rights.
Each of Messrs. Churay, Bates, Long and McCarthy are participants in the Company’s Executive Separation Policy. If the Company terminates the employment of any of them without Cause (as defined in the policy) or if Messrs. Churay, Bates or McCarthy terminates their own employment for Good Reason (as defined in the policy), the terminated executive is entitled to the following severance payments and benefits:

●	All accrued, but unpaid, obligations (including salary, annual cash incentive, expense reimbursement and vacation pay);

●
Monthly separation payments equal to the sum of 1/12th of annual base salary at the rate in effect immediately prior to termination for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or McCarthy, following termination

●	Continuation of health, dental and vision benefits through the reimbursement of premiums for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or McCarthy;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●
If the executive is not afforded “retirement” treatment, each of their RSUs will continue to vest for 18 months, in the case of Mr. Churay, and 12 months, in the case of Messrs. Bates or McCarthy, after termination of employment and the PSUs will remain eligible to vest based on actual performance, prorated based on the number of days the Company employed the NEO in each performance period, plus vesting credit for an additional 18 months in the case of Mr. Churay and 12 months in the case of Messrs. Bates and McCarthy.

74	2025 Proxy Statement

In connection with his planned retirement in May 2025 and his change in position in October 2024, Mr. Long waived any rights under the Executive Separation Policy to terminate his employment for Good Reason. These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants (among others) prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. These restrictions apply during employment and for 18 months following Mr. Churay’s termination and for 12 months following the termination of any of Messrs. Bates, Long and McCarthy.
“Good Reason” as defined in the employment agreements and the Executive Separation Policy does not contain any trigger for benefits tied to bankruptcy or other actions indicative of a performance failure.
These payments and benefits are applicable, except for certain terminations in connection with a change in control of the Company as described under “– Change in Control” below.
The following table sets forth the payments and benefits that would have been provided to each NEO upon a separation without Cause or leaving for Good Reason if such a termination had occurred on December 31, 2024.

Name	Accrued Obligations ($)(1)	Separation Payments ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)

Robert J. Saltiel, Jr.	3,308	3,870,000	658,657	14,476	—	4,546,440

Kelly Youngblood	—	1,510,500	292,260	19,252	—	1,822,012

Daniel J. Churay	7,788	675,000	220,574	19,252	—	922,614

Grant R. Bates	4,731	410,000	188,407	6,853	—	609,990

Rance C. Long (3)	11,631	378,000	173,702	12,835	—	576,167

John P. McCarthy	2,060	357,000	153,115	12,835		525,009

(1)	These amounts represent accrued but unused vacation time as of December 31, 2024.

(2)
The Company’s equity agreements do not provide for accelerated vesting under a separation without Cause or leaving for Good Reason. Pursuant to the equity award agreements, each of the employment agreements of each of Messrs. Saltiel and Youngblood, and the Executive Separation Policy, in certain instances, equity will continue vesting for the executive as if they had retired, if the executive meets the requirements for retirement under the applicable award agreement. If the executive does not meet the requirements, he will continue vesting for a certain period after termination.

(3)
Mr. Long will retire from the Company in May 2025. In connection with his planned retirement and his change in position in October 2024, Mr. Long waived any rights under the Executive Separation Policy to terminate his employment for Good Reason. We have presented separation payments that Mr. Long would have received had he been terminated without Cause at December 31, 2024 in accordance with SEC rules; however, it is highly unlikely that the Company would so terminate Mr. Long before his retirement date as it is less than two months from the date of this Proxy Statement.

75	2025 Proxy Statement

Termination for Cause
Under the Omnibus Incentive Plan, upon a termination for Cause (as defined in the Omnibus Incentive Plan), pursuant to the applicable award agreements, unvested RSUs and PSUs that the current NEOs hold will be forfeited immediately for no consideration. Each of the current NEOs will also be paid the value of any accrued but unused vacation time as of the termination date.

Name	Accrued Obligations ($)(1)

Robert J. Saltiel, Jr.	3,308

Kelly Youngblood	—

Daniel J. Churay	7,788

Grant R. Bates	4,731

Rance C. Long	11,631

John P. McCarthy	2,060

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2024.
Termination Due to Death or Disability
Pursuant to the employment agreements with Messrs. Saltiel and Youngblood, upon termination of employment due to death or Disability (as defined in the employment agreements), they (or their beneficiaries) will be entitled to receive a pro-rata
portion of the annual cash incentive for the fiscal year in which termination occurs, based on actual performance through the end of the fiscal year.
Under the Omnibus Incentive Plan, pursuant to the applicable award agreements, in the event of a termination due to death or Disability (as defined in the Omnibus Incentive Plan), the executive’s RSUs will accelerate and vest with respect to an additional 33% of the shares subject to the award agreement for awards granted in or prior to 2023 and will accelerate and vest with respect to any remaining shares subject to the award agreement for awards granted beginning in 2024.
With respect to PSUs, the number of the shares awarded to the executive will be based on performance at the end of the applicable PSU performance period, prorated based on the number of days the Company employed the executive in the performance period prior to the executive’s death or Disability. Each of the NEOs (or their beneficiaries) will also be paid the value of any accrued but unused vacation
time as of the termination date.
The following table sets forth what each current NEO would have received upon death or Disability under current employment arrangements if the death or Disability had occurred on December 31, 2024.

Name	Accrued Obligations ($)(1)	Pro Rata Incentive ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)
Robert J. Saltiel, Jr.	3,308	658,657	9,778,633	10,440,598
Kelly Youngblood	—	292,260	3,207,755	3,500,015
Daniel J. Churay	7,788	—	1,844,922	1,852,710
Grant R. Bates	4,731	—	1,227,767	1,232,498
Rance C. Long	11,631	—	1,132,698	1,144,329
John P. McCarthy	2,060	—	976,153	978,213

(1)	These amounts represent accrued salary and accrued but unused vacation time as of December 31, 2024.

(2)
The amount in this column includes the value of the acceleration of the vesting of an additional 33% (for awards granted in or prior to 2023) and the remaining amount (for awards granted in 2024) of the unvested RSUs as of December 31, 2024. With respect to PSUs, the number of the shares awarded will be based on performance at the

76	2025 Proxy Statement

end of the applicable PSU performance period, prorated based on the number of days the Company employed the participant in the performance period prior to participant’s death or Disability, rounded up to the nearest whole year. It is not possible to predict actual performance for the 2023-2025 PSUs and 2024-2026 PSUs; however, as of December 31, 2024, the performance for the 2022-2024 PSUs was completed and, therefore, actual performance was used. In all cases, the value of the accelerated vesting is based on the closing price on December 31, 2024, of our common stock of $12.78.

Change in Control
Under our employment agreements with each of Messrs. Saltiel and Youngblood, if upon a Change in Control (as defined in employment agreements), or within 24 months following a Change in Control, the Company terminates the executive’s employment other than for “Cause”, death or “Disability”, or the executive leaves employment for “Good Reason” (as defined in the employment agreements), Messrs. Saltiel and Youngblood will be entitled to the following:

●	All accrued, but unpaid obligations (including, salary, unpaid annual cash incentive for completed periods, expense reimbursement and vacation pay);

●
A separation payment in an amount equal to the sum of three times (for Mr. Saltiel) and two times (for Mr. Youngblood) the sum of base salary plus target annual cash incentive, as in effect on the date of termination;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on the greater of target or actual performance through the end of the fiscal year; and

●	Medical Continuation (as defined in each employment agreement) for 36 months (for Mr. Saltiel) and 24 months (for Mr. Youngblood).
Under our Executive Separation Policy, if upon a Change in Control (as defined in the Executive Separation Policy), or within 24 months following a Change in Control, the employment of Messrs. Churay, Bates, Long or McCarthy is terminated by the Company other than for “Cause”, death or “Disability”, or by Messrs. Churay, Bates or McCarthy for “Good Reason” (each as defined in the Executive Separation Policy), the terminated executive will be entitled to the following:

●	All accrued, but unpaid obligations (including, salary, unpaid annual cash incentive for completed periods, expense reimbursement and vacation pay);

●
Payment of an amount equal to two times (for Mr. Churay) or 1.5 times (for Messrs. Bates, Long and McCarthy) the sum of base salary plus target annual cash incentive, as in effect on the date of termination;

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year; and

●	Medical Continuation (as defined in the Executive Separation Policy) for 24 months (for Mr. Churay) or 18 months (for Messrs. Bates and McCarthy).
In connection with his planned retirement in May 2025 and his change in position in October 2024, Mr. Long waived any rights under the Executive Separation Policy to terminate his employment for Good Reason. Additionally, pursuant to the Omnibus Incentive Plan and applicable award agreements, RSUs granted prior to 2024 outstanding on the date of a Change in Control (as defined in the Omnibus Incentive Plan) will accelerate and vest. With respect to PSUs granted prior to 2024, the closing date of the Change in Control will be deemed to be the last day of the applicable performance period for those two tranches in which the closing date occurs during such tranche’s performance period, and the TSR measures is then applied to determine the payout under the PSU awards, which fully vest on that basis;
provided
, that, if the closing date of the Change in Control occurs prior to the first day of the performance period for Tranche 2 or Tranche 3 the performance for such period will be deemed to have been achieved at target performance (50th percentile).
For PSU and RSU grants made beginning in 2024, PSUs and RSUs do not automatically vest upon a Change in Control so long as the unvested awards are replaced with equity of an equal value by an

77	2025 Proxy Statement

acquiror, which equity is listed on a major U.S. stock exchange (
i.e.
NASDAQ or the New York Stock Exchange). So long as this replacement occurs, the equity will not vest upon a Change in Control but will vest if the recipient’s employment is terminated without “Cause” or the recipient leaves the Company for “Good Reason” (as those terms are defined in the PSU and RSU agreements). Thus, grants beginning in 2024 have “
double trigger
” vesting upon a Change in Control.
The following table sets forth what each current NEO would have received upon a Change in Control if the Change in Control had occurred on December 31, 2024 and the NEO were terminated without Cause or resigned for Good Reason upon the Change in Control on that date.

Name	Accrued Obligations ($)(1)	Lump Sum Payment ($)	Pro Rata Incentive ($)	Value of Medical Benefits ($)	Value of Accelerated Equity Vesting ($)(2)	Total ($)

Robert J. Saltiel, Jr.	3,308	5,805,000	1,075,000	21,714	13,743,382	20,648,403

Kelly Youngblood	—	2,014,000	477,000	25,669	4,670,946	7,187,615

Daniel J. Churay	7,788	1,620,000	360,000	25,669	2,647,341	4,660,799

Grant R. Bates	4,731	1,076,250	307,500	10,280	1,696,650	3,095,411

Rance C. Long (3)	11,631	992,250	283,500	19,252	1,564,849	2,871,482

John P. McCarthy	2,060	910,350	249,900	19,252	1,351,061	2,532,622

(1)	These amounts represent accrued but unused vacation time as of December 31, 2024.

(2)
Equity granted before 2024 accelerates upon a Change in Control even if the NEO is not terminated from employment. Equity granted in 2024 would accelerate following a Change in Control only if an executive is terminated without Cause or leaves employment for Good Reason. Therefore, the amounts in this column assume that both a Change in Control on December 31, 2024 occurred and the executive was terminated without Cause or left employment for Good Reason on that date. The amounts in this column include the value of the acceleration of the unvested RSUs and unvested PSUs. For PSUs, if a performance period is completed, actual performance is used; if a performance period is underway but not completed, the last date of the performance period is changed to the date that the Change in Control has occurred, and performance is then measured; for performance periods that have not started, the performance is deemed to be at target. For the purposes of the table, a December 31, 2024 Change in Control date was applied. As the 2022 - 2024 PSU grant performance periods were completed as of December 31, 2024, the actual performance was used. For the 2023 and 2024 PSU grants, the table above reflects results of completed
1-year
performance periods in 2023 and 2024, the shortened performance periods at December 31, 2024 for the
3-year
performance periods that are underway, and target for the 2025 and 2026
1-year
performance periods. Actual results could vary significantly. In all cases, the value of the accelerated vesting is based on the closing price on December 31, 2024 of our common stock of $12.78.

(3)
Mr. Long will retire from the Company in May 2025. In connection with his planned retirement and his change in position in October 2024, Mr. Long waived any rights under the Executive Separation Policy to terminate his employment for Good Reason. We have presented separation payments that Mr. Long would have received had he been terminated without Cause following a Change in Control at December 31, 2024 in accordance with SEC rules; however, it is highly unlikely that a Change in Control would occur and that the Company would so terminate Mr. Long following a Change in Control before his retirement date as it is less than two months from the date of this Proxy Statement.

Certain Relationships and Related Transactions
In the fourth quarter of 2024, the Company repurchased all of its outstanding shares of Preferred Stock from Mario Investments LLC as described in “Security Ownership – Preferred Stock Repurchased” and “Compensation Discussion & Analysis – 2024 Executive Compensation Decisions – 2024”. Mario Investments is controlled by director Henry Cornell. The Board formed a special committee of disinterested directors to negotiate the transaction and recommend the transaction to the full Board (with Mr. Cornell recused). All of the directors other than Mr. Cornell had no interest in the transaction, and those directors unanimously approved the transaction. For more details see our Current Reports on Form
8-K
that we filed with the SEC on October 15, 2024 and October 31, 2024.

78	2025 Proxy Statement

Related Employment
Mr. Bates’ wife is employed in the Marketing Department of the Company and has no direct reporting relationship to Mr. Bates. Her total compensation for 2024 was $150,078.
Related Party Transaction Policy
We have in place a formal written Related Party Transaction Policy for the review, approval, ratification and disclosure of related party transactions. This policy applies to any transaction, arrangement or relationship (or any series of similar or related transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. The Audit Committee of the Board must review, and may approve and ratify a related party transaction that is subject to the Related Party Transaction Policy, if the transaction is consistent with the Related Party Transaction Policy and is on terms, taken as a whole, that the Audit Committee believes are no less favorable to us than could be obtained in an arm’s-length
transaction with an unrelated third-party, unless the Audit Committee otherwise determines that the transaction is not in our best interests. Our Audit Committee does not need to approve or ratify any related party transaction or modification of the transaction that the Board has approved or ratified by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such transaction. In addition, our Compensation & Human Capital Committee, rather than our Audit Committee, must approve related party transactions involving compensation of our directors and executive officers.
Our credit facilities also contain covenants which, subject to certain exceptions, require us to conduct all transactions with any of our affiliates on terms that are substantially as favorable to us as we would obtain in a comparable arm’s-length
transaction with a person that is not an affiliate.
Delinquent Section 16A Reports
Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to file reports of their ownership of MRC Global common stock and of changes in such ownership with the SEC and the NYSE. Regulations also require MRC Global to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. Leonard M. Anthony, director, was late in filing a Form 4 due to administrative issues that the Company had in assisting him with his filing.

79	2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed entirely of non-management, independent directors. Our Board has determined that all of the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In addition, the Board has determined that all of its members meet the definition of “audit committee financial expert” as defined by the rules and regulations of the SEC. In 2024, the Audit Committee held four meetings. The Company has outsourced its internal audit functions to KPMG LLP (the “IA Firm”), and the Company’s independent registered public accounting firm for the year ended December 31, 2024 is Ernst & Young LLP (“E&Y” or the “Auditors”).

The Audit Committee has adopted, and annually reviews and assesses the adequacy of, a charter outlining the practices it follows. The charter, which complies with all current regulatory requirements, can be viewed on the Company’s website, www.mrcglobal.com, by clicking on “Investors”, then “Corporate Governance”, then “Documents and Charters”, then “Audit Committee”.

At each of the Audit Committee’s regularly scheduled meetings during 2024, the Audit Committee reviewed with senior members of the Company’s financial management team, the Company’s Auditors and the IA Firm, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the Auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Additionally, the Audit Committee had, or provided the opportunity to have, separate private sessions without members of management present, during each of its regularly scheduled quarterly meetings, with the Company’s Auditors and the IA Firm at which candid discussions regarding financial management, legal, accounting, auditing, and internal control matters took place. The Audit Committee also discussed the effectiveness of the Company’s compliance program and received status reports, including a review of hotline results and compliance issues. Members of the Audit Committee also met in executive session during each of its regularly scheduled quarterly meetings. Finally, the Audit Committee Chair met periodically with members of management, the Company’s Auditors and representatives of the IA Firm to review Audit Committee meeting agendas and discuss accounting and reporting matters.

The chair of the Audit Committee is also a member of the Board’s Governance & Sustainability Committee. The Board’s Governance & Sustainability Committee assists the Board with oversight of sustainability matters and the Company’s enterprise risk framework. This includes oversight of enterprise risks, such as risks from cyber incidents, health and safety risks, reputational risks, sustainability issues (including climate-related risks) and the risks set forth in our Form 10-K. The Audit Committee coordinates with the Governance & Sustainability Committee regarding these matters, and the chair of the Audit Committee participates as a member of the Governance & Sustainability Committee in oversight of these matters.

The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with the Company’s Auditors their evaluation of the Company’s system of internal controls over financial reporting.

For the year ended December 31, 2024, management identified a material weakness regarding the operating effectiveness of the Company’s inventory cycle count control of our North American inventory for the year ended December 31, 2024. Specifically, the Company failed to consistently reflect counted quantities from the cycle counts into the inventory perpetual system, which resulted in the failure to record identified cycle count adjustments. The material weakness did not result in any material misstatements to the Company’s consolidated financial statements. As a result of this material weakness, management determined that our internal control over financial reporting was not effective as of December 31, 2024. The Audit Committee (as well as the full Board) received multiple reports

80	2025 Proxy Statement

from management, the IA Firm and the Auditors regarding the control failure, physical inventory counts that were performed to provide assurance of the integrity of the inventory values on the Company’s balance sheet that the Auditors audited, the impact of inventory adjustments to the Company’s financial statements, the Auditor’s conclusion that the adjustments were true and correct, and management’s plan for remediation. The Company’s Auditors were able to issue an unqualified audit opinion with respect to the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024.

The Audit Committee also discussed with the Company’s Auditors the auditing standard report requiring external auditors to include a discussion of critical audit matters (“CAMs”) in their audit report. During those discussions, the Auditors indicated their determination that the impact of its LIFO costing methodology on the valuation would again likely be a CAM matter for the Corporation based on the results of the 2024 audit and expectations for matters to be addressed during the remainder of the audit.

The Audit Committee reviewed with senior members of management, representatives of the IA Firm, the general counsel, and the Auditors, significant risks and exposures that management identified, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

The Audit Committee formally evaluates the performance of the Company’s Auditors, including the senior audit engagement team members, each year and determines whether to reengage the current Auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services the Auditors provided, the Auditors’ global capabilities, the Auditors’ technical expertise, tenure as the Company’s Auditors, knowledge of the Company’s global operations and industry and reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also reviews the process that the Auditors use to monitor its independence. Based on this evaluation, the Audit Committee decided to engage E&Y as our independent auditors for the year ended December 31, 2025. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at their Annual Meeting, to ratify the appointment of the independent auditors (see Proposal IV).

The Audit Committee is directly responsible for appointing, compensating, retaining and overseeing the work of the Auditors, including reviewing and evaluating the performance of the lead audit partner responsible for the Company’s audit, overseeing the required five-year rotation of the lead audit partner and reviewing and considering the selection of the new lead audit partner. E&Y’s lead audit partner’s five-year rotation was completed with the 2022 year-end audit. The new lead audit partner began his rotation in 2023. E&Y has served as the Company’s independent registered public accounting firm continuously since 2007.

Management has reviewed and discussed the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2024 with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications that the CEO and the CFO prepared that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the independent auditors their general preference for appropriate policies when a range of accounting options is available.

In its meetings with representatives of the Auditors, the Audit Committee discussed those matters required to be discussed by the applicable requirements of the rules of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees (AS1301). The Audit Committee received the written

81	2025 Proxy Statement

disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee considered with the independent auditors whether the provision of non-audit services they provided to the Company during 2024 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the Auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also relies upon the IA Firm in performing the internal audit function of testing internal controls over financial reporting. In reliance on all of the reviews and discussions referred to above, and the reports of the Auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Ronald L. Jadin, Chair

Leonard M. Anthony

David A. Hager

Dr. Anne McEntee

Principal Accounting Fees and Services

The following table presents by category of service the total fees for services rendered by E&Y during the fiscal years ended December 31, 2024, and 2023.

	Year Ended December 31 (Dollars in thousands)
	2023	2024
Audit Fees (1)	$2,396	$3,501
Audit Related Fees (2)	—	34
Tax Compliance Fees	190	60
Tax Advisory Fees (3)	240	37
All Other Fees (4)	—	—

	$2,826	$3,632

(1)

Includes fees and expenses related to the audit of the Company’s annual consolidated financial statements, internal controls over financial reporting, statutory audit services required internationally and reviews of the Company’s quarterly financial statements.

(2)

Includes fees for the audit of the Company’s retirement plan and other assurance and related services with respect to the audit or review of the Company’s financial statements, which are not reported under Audit Fees.

(3)	Includes fees for planning and advice with respect to various domestic and foreign corporate tax matters.

(4)	Miscellaneous out-of-pocket expenditures in connection with services.

82	2025 Proxy Statement

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of Ernst & Young LLP (E&Y), our Auditors, based upon the quality and efficiency of services that E&Y provides, their global capabilities, and their knowledge of and expertise concerning our operations. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of E&Y for the requested project or services. On a periodic basis, the actual spending for these projects and services compared to the approved amounts is reported to the Audit Committee. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to the chair of the Audit Committee; provided that any pre-approvals are reported to the Audit Committee at a subsequent Audit Committee meeting. In 2023 and 2024, the Audit Committee approved all of E&Y’s services.

The Audit Committee’s pre-approval policy with respect to audit and non-audit services is an attachment to the Audit Committee Charter, which is available on our website at www.mrcglobal.com.

83	2025 Proxy Statement

PROPOSAL III: RECOMMENDATION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I voting on?

The Dodd-Frank Wall Street Reform and Consumer Protection Act created Section 14A of the Exchange Act, which provides for our stockholders to indicate how frequently the Company should seek approval, on an advisory basis, of the compensation of the Company’s named executive officers (NEOs). Proposal III is submitted to you as required pursuant to Section 14A. By voting on this proposal, stockholders may indicate whether they prefer an advisory vote on NEO compensation every one, two or three years, or abstain on this matter.

What does the Board recommend?

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate choice for the Company. Therefore, our Board recommends that you vote for an annual advisory vote on named executive officer compensation, for the reasons stated below:

●	An annual advisory vote will give stockholders a formal mechanism for providing their direct input on our compensation philosophy, policy and practices as disclosed in our Proxy Statement every year.

●	An annual advisory vote is consistent with our policy of seeking input from and engaging in discussions with our shareholders regarding executive compensation and may encourage additional dialogue.

While this is an advisory vote, and, as such, is nonbinding, our Board will carefully consider the results of the vote when deciding when to call for the next advisory vote on named executive officer compensation.

Please indicate your preference as to the frequency of holding shareholder advisory votes on named executive officer compensation as every one, every two or every three years, or you may mark “Abstain” on this proposal.

OUR BOARD RECOMMENDS YOU VOTE FOR THE OPTION OF “EVERY YEAR (1 YEAR)” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE ASKED TO PROVIDE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

84	2025 Proxy Statement

PROPOSAL IV: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent, registered public accounting firm. At a meeting held on February 5, 2025, the Audit Committee appointed Ernst & Young LLP (E&Y) as the independent auditors to audit our financial statements for calendar year 2025. A representative of E&Y will attend the Annual Meeting and will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Stockholder approval of the appointment of E&Y is not required, but the Audit Committee and the Board are submitting the selection of E&Y for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of E&Y, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present virtually or represented by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions from voting on this proposal and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2025.

85	2025 Proxy Statement

INCORPORATION BY REFERENCE

The Compensation & Human Capital Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that MRC Global makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that MRC Global specifically incorporates this information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board has not received valid notice of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.

It is important that proxies be returned promptly so that your shares are represented at the Annual Meeting. Stockholders are urged to submit your proxy or voting instructions as soon as possible electronically over the internet, or, if you received a printed copy of the proxy materials, by completing, dating, signing and returning the enclosed proxy card or voting instruction form.

ACCESS TO REPORTS AND OTHER INFORMATION

We file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov and our website is www.mrcglobal.com. We make available free of charge through the Investors tab of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file those materials with, or furnish them to, the SEC. Our Corporate Governance Guidelines, Code of Ethics for Senior Officers, Board committee charters, and the MRC Global Code of Ethics are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above (i) upon written request to our Corporate Secretary at 1301 McKinney Street, Suite 2300, Houston, Texas 77010, (ii) by e-mail request to our Corporate Secretary at gc@mrcglobal.com or (iii) by calling toll free at 877-294-7574.

Houston, Texas

April 17, 2025

86	2025 Proxy Statement

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies must be received by 11:59 p.m. Eastern Standard Time, on May 28, 2025

Vote by internet • Go to www.investorvote.com/MRC

Vote by telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A

Management Proposals — The Board of Directors recommends a vote “FOR” the following nominees listed in Proposal I below and “FOR” Proposals II and IV. Your Board of Directors recommends you vote every year “1 year” for Proposal III.

			For	Withhold		For	Withhold		For	Withhold
I.	Election of	01) Deborah G. Adams	☐	☐	02) Leondard M. Anthony	☐	☐	03) George J. Damiris	☐	☐
Directors:

		04) David A. Hager	☐	☐	05) Ronald L. Jadin	☐	☐	06) Dr. Anne McEntee	☐	☐

		07) Robert J. Saltiel, Jr.	☐	☐	08) Daniel B. Silvers	☐	☐

II.	Approve a non-binding advisory resolution approving the Company’s named executive officer compensation.	For	Against	Abstain

		☐	☐	☐

1

III.	Recommend, on an advisory basis, the frequency of an advisory vote on the Company’s named executive officer compensation.	1 Year	2 Years	3 years	Abstain

		☐	☐	☐	☐

IV.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2025.		For	Against	Abstain

			☐	☐	☐

B	Non-Voting Items

Change of Address – Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2

MRC GLOBAL INC.

Annual Meeting of Stockholders

May 29, 2025

10:00 a.m. Houston, Texas time

Important notice regarding the internet availability of

proxy materials for the Annual Meeting of Stockholders.

The 2025 Proxy Statement and Annual Report are available at:

www.edocumentview.com/MRC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

……………………………………………………………………………………………………………………………………………………………

Proxy – MRC GLOBAL INC.

Proxy Solicited on Behalf of the Board of Directors of MRC Global Inc. for the Annual Meeting of Stockholders on May 29, 2025.

The stockholder of MRC Global Inc. (“MRC Global”) referenced on the reverse side hereof hereby appoints KELLY YOUNGBLOOD and DANIEL J. CHURAY, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of MRC GLOBAL’s Stock the stockholder referenced on the reverse side hereof is entitled to vote at the Annual Meeting of Stockholders of MRC Global Inc. to be held on May 29, 2025, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING